                                                                    Exhibit 4.39

                             PARTICIPATION AGREEMENT
                          (Steelcase Trust No. 2000-1)

                            Dated as of May 26, 2000

                                      among

                                 STEELCASE INC.,
                                    as Lessee

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
       not in its individual capacity except as expressly provided herein, but solely as Certificate Trustee,

                     FIRST SECURITY TRUST COMPANY OF NEVADA,
       not in its individual capacity, except as expressly stated herein, but solely as Administrative Agent,

                   HATTERAS FUNDING CORPORATION, as CP Lender,

                   THE PERSONS NAMED ON THE SCHEDULE I HERETO,
                             as Certificate Holders,

                    THE PERSONS NAMED ON SCHEDULE II HERETO,
                     as Facility Lenders and Liquidity Banks

                                       and

                     BANK OF AMERICA, NATIONAL ASSOCIATION,
                                as Administrator

                     BANC OF AMERICA LEASING & CAPITAL, LLC,
                                   as Arranger

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                                TABLE OF CONTENTS

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SECTION 1. DEFINITIONS; INTERPRETATION OF THIS AGREEMENT..................................................     2
  1.1      Definitions....................................................................................     2
  1.2      Directly or Indirectly.........................................................................     2

SECTION 2. SALE AND PURCHASE; PARTICIPATION IN THE EQUIPMENT COST; CLOSING................................     2
  2.1      Sale and Purchase..............................................................................     2
  2.2      Fundings.......................................................................................     3
  2.3      Closing Date and Delivery Dates; Procedure for Participation...................................     4
  2.4      Direction to the Certificate Trustee and Administrative Agent; Satisfaction of Conditions......     5
  2.5      Nature of Transaction..........................................................................     6
  2.6      Amounts Due Under Lease........................................................................     6
  2.7      Computations...................................................................................     7
  2.8      Determination of Interest and Yield............................................................     7
  2.9      Obligations Several............................................................................     7
  2.10     Highest Lawful Rate............................................................................     8

SECTION 3. REPRESENTATIONS AND WARRANTIES.................................................................     9
  3.1      Representations and Warranties of the Trust Company and the Certificate Trustee................     9
  3.2      Representations and Warranties of Lessee.......................................................    11
  3.3      Representations and Warranties of each Participant.............................................    15
  3.4      Representations and Warranties of Administrative Agent.........................................    17

SECTION 4. CLOSING CONDITIONS.............................................................................    18
  4.1      Conditions Precedent to Closing Date...........................................................    18
  4.2      Subsequent Delivery Dates......................................................................    20
  4.3      Additional Conditions for each Delivery Date...................................................    22
  4.4      Subsequent Enforcement of Conditions Precedent.................................................    24

SECTION 5. COVENANTS OF THE LESSEE........................................................................    24
  5.1      Covenants of the Lessee........................................................................    24

SECTION 6. OTHER COVENANTS AND AGREEMENTS.................................................................    30
  6.1      Cooperation with Lessee........................................................................    30
  6.2      Covenants of Participants, Agents, Certificate Trustee and the Trust Company...................    30
  6.3      Transfer of Participant's Interests; Assignments...............................................    33
  6.4      Participations.................................................................................    35
  6.5      Disclosure of Information; Pledge Under Regulation A...........................................    35
  6.6      Assignment of CP Lender's Interest in Loan to Liquidity Banks..................................    36
  6.7      Replacement of Owner Trustee...................................................................    36
  6.8      Replacement of a Certificateholder.............................................................    36

SECTION 7. INDEMNIFICATION................................................................................    37
  7.1      General Indemnification........................................................................    37
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  7.2      General Tax Indemnity..........................................................................    39
  7.3      Withholding Taxes Exemption....................................................................    44
  7.4      LIBO Rate Illegal, Unavailable or Impracticable................................................    45
  7.5      Increased Costs................................................................................    46
  7.6      Funding Losses.................................................................................    46
  7.7      Intentionally Omitted..........................................................................    47
  7.8      Funding Office; Substitution of Certificate Holder and Facility Lender.........................    47
  7.9      Aircraft.......................................................................................    47

SECTION 8  ADMINISTRATIVE AGENT...........................................................................    47
  8.1      Appointment....................................................................................    47
  8.2      Delegation of Duties...........................................................................    48
  8.3      Exculpatory Provisions.........................................................................    48
  8.4      Reliance by Administrative Agent...............................................................    48
  8.5      Notice of Default..............................................................................    49
  8.6      Non-Reliance on Administrative Agent and Other Lenders.........................................    49
  8.7      Indemnification................................................................................    50
  8.8      Administrative Agent in Its Individual Capacity................................................    50
  8.9      Successor Administrative Agent.................................................................    50

SECTION 9. MISCELLANEOUS..................................................................................    51
  9.1      Survival of Agreements.........................................................................    51
  9.2      No Broker, etc.................................................................................    51
  9.3      Notices........................................................................................    52
  9.4      Counterparts...................................................................................    52
  9.5      Amendments.....................................................................................    52
  9.6      Headings, etc..................................................................................    53
  9.7      Parties in Interest............................................................................    54
  9.8      Governing Law..................................................................................    54
  9.9      Payment of Transaction Costs and Other Costs...................................................    54
  9.10     Severability...................................................................................    55
  9.11     Limited Liability of Certificate Trustee.......................................................    55
  9.12     Limited Liability of the Agents................................................................    55
  9.13     Liabilities of the Participants................................................................    56
  9.14     Submission to Jurisdiction; Waivers............................................................    56
  9.15     Reproduction of Documents......................................................................    57
  9.16     Role of Arranger...............................................................................    57
  9.17     Consequential Damages..........................................................................    57
  9.18     Confidentiality................................................................................    58
  9.19     Non-Petition...................................................................................    59
  9.20     Limited Recourse...............................................................................    59
  9.21     Benefit of the Parties.........................................................................    59
  9.22     Deliveries to Participants.....................................................................    60
  9.23     Role of Bank of America........................................................................    60

SECTION 10 FEES...........................................................................................    60
  10.1     Facility Fee...................................................................................    60
  10.2     Upfront Fee....................................................................................    60

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  10.3     Other Fees.....................................................................................    61

Schedule I        -  Certificate Holders' Commitments
Schedule II       -  Lenders' Commitments
Schedule III      -  Notice Information, Payment Offices, Applicable Lending
                     Offices
Schedule IV       -  Aircraft
Schedule 3.2(r)   -  Filings
Schedule 5.1(j)   -  Existing Liens

Exhibit A         -  Form of Assignment and Acceptance Agreement

Appendix A        -  Definitions

                             PARTICIPATION AGREEMENT

\                           Steelcase Trust No. 2000-1

         THIS PARTICIPATION AGREEMENT (Steelcase Trust No. 2000-1) dated as of May 26, 2000 (as amended, modified, supplemented, restated and/or replaced from time to time, the "Agreement" or the "Participation Agreement"), among (i) STEELCASE INC., a Michigan corporation (herein, together with its successors and assigns permitted hereunder, called "Lessee"), (ii) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association (the "Trust Company"), not in its individual capacity except as expressly provided herein, but solely as Certificate Trustee under the Trust Agreement (herein in such capacity, together with its successors and assigns permitted hereunder, called the "Certificate Trustee"), (iii) FIRST SECURITY TRUST COMPANY OF NEVADA, not in its individual capacity, except as expressly stated herein, but solely as Administrative Agent ("Administrative Agent"), (iv) the persons named on Schedule I hereto (each herein, together with its successors and assigns permitted hereunder, called a "Certificate Holder" and collectively, the "Certificate Holders"), (v) HATTERAS FUNDING CORPORATION, a Delaware corporation (the "CP Lender"), (vi) the persons named on Schedule II hereto as Facility Lenders and Liquidity Banks (each herein, together with its successors and assigns permitted hereunder, as a Facility Lender called a "Facility Lender" and collectively, the "Facility Lenders" and as a Liquidity Bank under the LAPA, a "Liquidity Bank" and collectively, the "Liquidity Banks"), and (vii) BANK OF AMERICA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Administrator (together with its successors and assigns in such capacity from time to time, the "Administrator") for the CP Lender (collectively, the "Lenders").

                              W I T N E S S E T H :

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Certificate Holders have entered into that certain Trust Agreement (Steelcase Trust No. 2000-1) dated as of the date hereof (as amended, modified, supplemented, restated and/or replaced from time to time, the "Trust Agreement") with the Certificate Trustee pursuant to which the Certificate Trustee agrees, among other things, (a) to hold the Trust Estate for the benefit of the Certificate Holders thereunder on the terms specified in the Trust Agreement and (b) subject to the terms and conditions hereof, to purchase the Aircraft from the applicable Seller and concurrently therewith lease such Aircraft to the Lessee;

         WHEREAS, pursuant to the terms of the Trust Agreement, the Certificate Trustee is authorized and directed by the Certificate Holders, (a) to accept delivery of the Aircraft and (b) to execute and deliver the Lease relating to the Aircraft pursuant to which the Certificate Trustee agrees to lease to Lessee, and Lessee agrees to lease from the Certificate Trustee, the Aircraft to be delivered on the respective Delivery Dates therefor, such lease to be evidenced by the execution and delivery of a Lease Supplement to the Lease;

         WHEREAS, concurrently with the execution and delivery of this Agreement, the Certificate Trustee has entered into (a) the Loan Agreement with the Administrative Agent, the CP Lender and the Facility Lenders pursuant to which the Certificate Trustee agrees, among other things, to issue the Notes to the Lenders as evidence of the Certificate Trustee's indebtedness, and (b) the Security Agreement with the Administrative Agent and Lessee pursuant to which the Certificate Trustee grants to the Administrative Agent for the benefit of the Participants a security interest in its right, title and interest in, to and under the Aircraft and certain of the Lessee's obligations under the Lease;

         WHEREAS, the proceeds from the Loans will be applied, together with the equity contributions made by the Certificate Holders pursuant to this Agreement and the Trust Agreement, to effect the purchase of the Aircraft by the Certificate Trustee contemplated hereby; and

         WHEREAS, if for any reason the CP Lender elects not to issue Commercial Paper and lend such proceeds, the Facility Lenders are willing, subject to the terms and conditions of this Participation Agreement, to provide financing for the Aircraft to be Funded on a Delivery Date;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; INTERPRETATION OF THIS AGREEMENT

         1.1      DEFINITIONS.

         The capitalized terms used in this Agreement (including the foregoing recitals) and not otherwise defined herein shall have the respective meanings specified in Appendix A hereto, unless the context hereof shall otherwise require. The "General Provisions" of Appendix A hereto are hereby incorporated by reference herein. The capitalized terms used in this Agreement and not defined herein or in Appendix A hereto shall have the meanings assigned thereto in Schedule 2 to the LAPA.

         1.2      DIRECTLY OR INDIRECTLY.

         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

SECTION 2. SALE AND PURCHASE; PARTICIPATION IN THE EQUIPMENT COST; CLOSING

         2.1      SALE AND PURCHASE.

         Subject to the terms and conditions hereof and on the basis of the representations and warranties set forth herein, the Certificate Trustee agrees to purchase from the applicable Seller on each Delivery Date one of the Aircraft described on Schedule IV hereto and referred to in the Notice of Delivery given pursuant to Section 2.3(b) and in connection therewith, the Certificate Trustee agrees to pay to the applicable Seller the Equipment Cost of the Aircraft being delivered on such date; provided, however, that the Certificate Trustee shall not be obligated to purchase on a Delivery Date any Aircraft that is destroyed, damaged, defective, in unsuitable condition or otherwise unacceptable to Lessee for lease pursuant to the Lease. The applicable Seller shall deliver the Aircraft to the Certificate Trustee (or its designee) and the Certificate Trustee (or its designee) shall accept such delivery of the Aircraft on the relevant Delivery Date; provided the parties hereto agree that
(i) there shall be no more than two Delivery Dates, (ii) the initial Delivery Date shall be the Closing Date and (iii) unless the parties to this Agreement hereinafter agree in writing otherwise, the subsequent Delivery Date shall occur on a Business Day on or prior to September 15, 2000.

         2.2      FUNDINGS.

         (a) Amount of Fundings. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties of each of the parties hereto contained herein or made pursuant hereto, upon receipt of a Notice of Delivery, on the related Delivery Date each Certificate Holder shall acquire its interest in the Trust Estate and fund in accordance with Section 2.1 of the Trust Agreement, and each Lender (subject to the provisions of clause (b) below) shall assist in funding the Equipment Cost of the Aircraft being delivered on such date, in each case by making available to the Certificate Trustee by wire transfer in accordance with instructions set forth in the Notice of Delivery an amount equal to such Participant's Commitment Percentage of the aggregate amount of the Equipment Cost of the Aircraft being delivered on such date. Notwithstanding the foregoing, (i) the Funding by each Participant on such Delivery Date shall not exceed such Participant's Available Commitment and (ii) the aggregate amount of the Equipment Cost of the Aircraft being delivered on the Closing Date to be paid by Certificate Trustee to the applicable Seller on such Closing Date shall not exceed $19,500,000, (iii) the aggregate amount of the Equipment Cost of the Aircraft being delivered on the subsequent Delivery Date shall not exceed $33,500,000, and (iv) the aggregate amount of the Equipment Cost of all the Aircraft delivered and paid for by the Certificate Trustee shall not exceed $53,000,000. The failure of a Certificate Holder or Facility Lender to fund its Commitment shall not release it from any liability to the Lessee for its failure to comply with its obligations under the Operative Documents.

         (b) CP Lender. Subject to the terms and conditions hereof and of the Loan Agreement, the CP Lender may, in its sole discretion, make CP Loans to the Certificate Trustee on any Delivery Date. If the CP Lender elects not to, or otherwise fails to, make available to the Administrative Agent on the applicable Delivery Date an amount equal to the CP Lender's Commitment Percentage of the aggregate amount of the Equipment Cost required by the terms hereof to be funded on such Delivery Date, upon receipt by the applicable Facility Lenders of a notice from the Administrator pursuant to Section 2.2 of the Loan Agreement, such Facility Lenders shall, subject to the terms and conditions hereof and in the Loan Agreement, make available to Administrative Agent amounts equal to their respective Commitment Percentages of the amount of the Equipment Cost required by the terms hereof to be funded on such Delivery Date pursuant to the Loan Agreement. The parties hereto acknowledge that the CP Lender shall not be obligated to make a Funding on any Delivery Date notwithstanding the use of the term "Commitment", "Available Commitment" or "Commitment Percentage" in relation to the CP Lender, or any other language indicating an obligation of the CP Lender to make a Funding on a Delivery Date.

         (c) Notes and Certificates. Each Lender's Loan for any Aircraft shall be evidenced by a separate Note issued to such Lender (or the Administrative Agent for the ratable benefit of the Lenders) and repayable in accordance with and with Interest accruing pursuant to the terms of the Loan Agreement. The Certificate Amounts advanced for any Aircraft by each Certificate Holder shall be evidenced by a separate Certificate issued by Certificate Trustee to each Certificate Holder. Each Certificate shall accrue Yield at the Yield Rate on the Certificate Amounts thereof and shall be payable as more fully set forth in the Trust Agreement.

         (d) Termination of Commitments. Notwithstanding anything in this Participation Agreement to the contrary, the Commitments shall terminate and Certificate Trustee shall not be obligated to make payment to the Seller, and no party hereto shall be obligated to make any Fundings towards the delivery of Aircraft, and no Delivery Date may occur after the earlier of (v) 2:00 P.M. New York time on September 15, 2000, (w) a Lease Default or an Event of Default shall have occurred and be continuing and written notice of such effect shall have been given by the Agent to the Lessee, (x) the final Delivery Date, (y) any Liquidity Purchase by a Liquidity Provider under the LAPA, or (z) any conversion of a CP Loan to a Facility Loan under Section 2.12 of the Loan Agreement.

         2.3      CLOSING DATE AND DELIVERY DATES; PROCEDURE FOR PARTICIPATION.

         (a) Document Delivery. All documents and instruments required to be delivered on the Closing Date or any Delivery Date shall be delivered on or prior to such date at the office of Moore & Van Allen, PLLC, 100 N. Tryon Street, Floor 47, Charlotte, North Carolina 28202-4003 or at such other location as may be determined by the Certificate Trustee, the Administrative Agent and the Lessee.

         (b) Notice of Delivery. Not later than 5:00 P.M., Eastern time, on the fifth Business Day preceding each Delivery Date, the Lessee shall give the Administrative Agent notice (a "Notice of Delivery") by facsimile or other form of telecommunication or telephone (to be promptly confirmed in writing) of the Delivery Date of such Aircraft (which shall be a Business Day), which Notice of Delivery shall specify in reasonable detail the Aircraft to be delivered on such date, the Equipment Cost for such Aircraft, wire instructions for the disbursements of the appropriate amount of the funds to the applicable Seller and the respective amounts of the Commitments required to be funded with respect to such Aircraft. Prior to 11:00 A.M., Eastern time, on the respective Delivery Date, (i) each Certificate Holder shall make its Commitment required to be funded on such Delivery Date available to the Administrative Agent, and (ii) subject to Section 2.2(b), each Lender shall make its Commitment required to be funded on such Delivery Date available to the Administrative Agent, in each case, by transferring or delivering such amounts, in funds immediately available on such Delivery Date, to the Administrative Agent; provided, that if the terms and conditions set forth herein for making such Commitment available on such Delivery Date have not been satisfied prior to 11:00 A.M. Eastern time on such Delivery Date, no Participant shall be obligated to maintain the availability of its funds unless such Participant receives a satisfactory indemnity for the overnight investment of such funds. Delivery of any Notice of Delivery shall be deemed to be a certification from Lessee as of the date of such Notice of Delivery that the representations and warranties of Lessee contained herein or in any other Operative Document shall be true and correct in all material respects as though made on and as of such date, except that any such representation or warranty which is expressly made only as of an earlier date need be true only as of such date.

         (c) Delivery Date Occurrences. Upon receipt by the Administrative Agent on the respective Delivery Date of the full amount of the Commitments in respect of the Aircraft delivered on such date, the Administrative Agent on behalf of the Certificate Trustee shall, subject to the conditions set forth in
Section 4 having been fulfilled to the satisfaction of the Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders, the Lessee and the Administrative Agent or waived by such parties as appropriate, pay to the applicable Seller from the funds then held by the Administrative Agent, in immediately available funds, an amount equal to the Equipment Cost for the Aircraft delivered on such Delivery Date, and simultaneously therewith, (i) the Lessee, individually and as authorized representative of the Certificate Trustee (the making available by each Certificate Holder of its Commitment to be paid on such Delivery Date shall constitute an agreement to permit Lessee to act as the authorized representative of the Certificate Trustee with respect to such Aircraft), shall confirm acceptance of such Aircraft from the applicable Seller for all purposes as among the Certificate Trustee and Seller (except that there shall not be any waiver of claims by any Person as against the applicable Seller as a result thereof), such confirmation to be conclusively evidenced by the execution and delivery by Lessee of a Lease Supplement covering such Aircraft,
(ii) the Seller shall deliver the Bill(s) of Sale to the Certificate Trustee covering such Aircraft, (iii) the Certificate Trustee shall, pursuant to the Lease, lease such Aircraft to the Lessee, and Lessee, pursuant to the Lease, shall accept delivery of such Aircraft under the Lease (such lease, delivery and acceptance of such Aircraft under the Lease being conclusively evidenced by the execution and delivery by the Lessee and the Certificate Trustee of a Lease Supplement covering such Aircraft), and (iv) the Certificate Trustee shall execute and deliver Certificates to the Certificate Holders (on the Closing Date only) and Notes to the Lenders (on the Closing Date only). Each of the Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders, the Administrative Agent and Lessee hereby agree to take all actions required to be taken by it in connection therewith and pursuant to this Section 2.3(c).

         2.4 DIRECTION TO THE CERTIFICATE TRUSTEE AND ADMINISTRATIVE AGENT; SATISFACTION OF CONDITIONS.

         (a) Each Certificate Holder agrees that the making available to the Administrative Agent of its respective portion of its Commitment on a Delivery Date in accordance with the terms of this Section 2 shall constitute, without further act, authorization and direction by such Certificate Holder to the Certificate Trustee, subject, on such Delivery Date, to the conditions set forth in Section 4 with respect to such Delivery Date having been fulfilled to the satisfaction of such Certificate Holder, to take the actions specified in this Agreement and the Trust Agreement with respect to the Aircraft delivered on such Delivery Date.

         (b) Each Lender agrees that the making available to the Administrative Agent of its respective portion of its Commitment on a Delivery Date in accordance with the terms of this Section 2 shall constitute the direction of such Lender to the Administrative Agent, without further act, authorization and direction by such Lender to the Administrative Agent, subject, on such Delivery Date, to the conditions set forth in Section 4 with respect to such Delivery Date having been fulfilled to the satisfaction of such Lender, to take the actions specified in this

Agreement and the Loan Agreement with respect to the Aircraft delivered on such Delivery Date.

         2.5      NATURE OF TRANSACTION.

         It is the intention of the parties that notwithstanding any provision of this Agreement to the contrary:

         (a) the Overall Transaction constitutes an operating lease from Certificate Trustee to the Lessee for purposes of Lessee's financial reporting;

         (b) for federal and state income tax, property tax, bankruptcy including the substantive law upon which bankruptcy proceedings are based) and Uniform Commercial Code purposes:

                  (i) the Overall Transaction constitutes a financing by the Participants to the Lessee, and beneficial ownership in the Aircraft shall be deemed to be held by, and the Overall Transaction preserves beneficial ownership in the Aircraft in, the Lessee and the obligations of Lessee to pay the Interest and Yield portions of Basic Rent shall be treated as payments of interest to the Participants, and the payment by Lessee of any amounts in respect of the Lease Balance shall be treated as payments of principal to the Participants;

                  (ii) the Certificate Trustee's holding of any title in the Aircraft shall be as security for Lessee's obligations under the Operative Documents, and the Lease grants a security interest or a lien, as the case may be, in the Aircraft and the other Lease Collateral in favor of the Certificate Trustee, and for the benefit of the Participants; and

                  (iii) the Security Agreement creates liens and security interests in the Collateral defined therein for the benefit of all of the Participants.

Nevertheless, the Lessee and each Financing Party acknowledges and agrees that none of such entities has made any representations or warranties concerning the tax, accounting or legal characteristics of the Operative Documents or any aspect of the Overall Transaction and that each such entity has obtained and relied upon such tax, accounting and legal advice concerning the Operative Documents and the Overall Transaction as such party deems appropriate.

         2.6      AMOUNTS DUE UNDER LEASE.

         Anything else herein or elsewhere to the contrary notwithstanding, it is the intention of Lessee, Certificate Trustee, and Participants that from and after the Closing Date: (i) the amount and timing of installments of Basic Rent due and payable from time to time from the Lessee under the Lease on a Payment Date shall be equal to the aggregate payments due and payable in respect of principal and accrued Interest on the Notes and redemptions of Certificate Amount and accrued Yield on the Certificates on such Payment Date; (ii) if Lessee becomes obligated to purchase an Aircraft under the Lease, the principal of the corresponding Loans, Certificate Amounts, all accrued and unpaid Interest and all accrued and unpaid Yield thereon and all other obligations of the Lessee owing to the Financing Parties with respect thereto shall be paid in full by the Lessee in accordance with Sections 21 and 22 of the Lease; (iii) if Lessee properly elects the Sale Option with respect to any Aircraft and remarkets such Aircraft in accordance with Section 23 of the Lease, on the Expiration Date Lessee shall only be required to pay the Sale Proceeds of the sale of such Aircraft and, if the Sale Proceeds are less than the Lease Balance of such Aircraft, the amount of such difference but not more than the Sale Recourse Amount for such Aircraft, all in accordance with Section 23 of the Lease, and any other amounts due pursuant to Section 7.9 hereof and such Section 23 of the Lease (which aggregate amounts may be less than the Lease Balance of such Aircraft); and (iv) upon a Lease Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Aircraft under the Lease, the amounts then due and payable by the Lessee under Section 14 of the Lease shall include all amounts necessary to pay in full the outstanding principal under the Loans, the Certificate Amounts and all accrued Interest and Yield thereon, plus all other amounts then payable by the Lessee to the Financing Parties under the Operative Documents.

         2.7      COMPUTATIONS.

         For all purposes under the Operative Documents, all computations of Interest, Yield and other accrued amounts (including, without limitation, the Overdue Rate) shall be made on the basis of a 360-day year and the actual days elapsed, subject to the last sentence in Section 2.8 hereof, Section 2.5 of the Trust Agreement and Section 2.7 of the Loan Agreement, as applicable.

         2.8      DETERMINATION OF INTEREST AND YIELD.

         The amount of principal outstanding on the Loans shall accrue Interest as provided in Section 2.6(a) of the Loan Agreement. The amount of Certificate Amounts outstanding from time to time shall accrue Yield at the per annum rate equal to the Yield Rate. Administrative Agent shall as soon as practicable, but in no event later than 11:00 A.M., New York time, two Business Days prior to the effectiveness of each LIBO Rate, notify Borrower, Lessee and the Participants of such LIBO Rate, the corresponding rate of interest per annum (if such Interest is calculated by reference to the LIBO Rate) and Yield Rate and the applicable Payment Period, as applicable, but failure to so notify shall not affect the obligations of the parties hereunder or under the other Operative Documents. If all or any portion of the principal under the Loans, the Certificate Amounts, any accrued Interest or Yield payable thereon or any other amount payable hereunder shall not be paid when due (whether at stated maturity, acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the Overdue Rate and shall be payable by Certificate Trustee (and an equal amount of Supplemental Rent shall be due and payable at such time by the Lessee) from time to time on demand. If at any time the rate on which either Interest or Yield accrue is determined by reference to the LIBO Rate and such rate cannot be determined by reference to a LIBO Rate (or if such rate becomes unavailable or illegal) then the rate on which Interest and Yield accrues, as applicable, shall be determined as provided in Section 7.4 hereof.

         2.9      OBLIGATIONS SEVERAL.

         The obligations of the Participants hereunder or elsewhere in the Operative Documents shall be several and not joint; and no Participant shall be liable or responsible for the acts or defaults of any other party hereunder or under any other Operative Document.

         2.10     HIGHEST LAWFUL RATE.

         It is the intention of the parties hereto to conform strictly to applicable usury laws and, anything herein to the contrary notwithstanding, the obligations of (x) Lessee to Certificate Trustee under this Participation Agreement and the Lease, (y) Certificate Trustee to the Certificate Holders under the Trust Agreement and the Certificates and to the Lenders under the Loan Agreement and the Notes, and (z) either Lessee or the Certificate Trustee or any other party under any other Operative Document shall be subject to the limitation that payments of interest or of other amounts constituting interest under Applicable Laws and Regulations shall not be required to the extent that receipt thereof would be in excess of the Highest Lawful Rate (as defined below), or otherwise contrary to provisions of law applicable to the recipient limiting rates of interest which may be charged or collected by the recipient. Accordingly, if the transactions or the amount paid or otherwise agreed to be paid for the use, forbearance or detention of money under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document would exceed the Highest Lawful Rate or otherwise be usurious under Applicable Laws and Regulations (including without limitation the federal and state laws of the United States of America, or of any other jurisdiction whose laws may be mandatorily applicable) with respect to the recipient of any such amount, then, in that event, notwithstanding anything to the contrary in this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document, it is agreed as follows as to the recipient of any such amount:

         (a) the provisions of this Section 2.10 shall govern and control over any other provision in this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document and each provision set forth therein is hereby so limited;

         (b) the aggregate of all consideration which constitutes interest under Applicable Laws and Regulations that is contracted for, charged or received under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document shall under no circumstances exceed the maximum amount of interest allowed by Applicable Laws and Regulations (such maximum lawful interest rate, if any, with respect to such recipient herein called the "Highest Lawful Rate"), and all amounts owed under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document shall be held subject to reduction and: (i) the amount of interest which would otherwise be payable to the recipient hereunder and under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document, shall be automatically reduced to the amount allowed under Applicable Laws and Regulations, and (ii) any unearned interest accrued, payable or paid in excess of the Highest Lawful Rate shall be credited to the payor by the recipient (or, if such obligation shall have been paid in full, refunded to the payor);

         (c) all sums paid, or agreed to be paid for the use, forbearance and detention of the money under this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes or any other Operative Document shall, to the extent permitted by Applicable Laws and Regulations, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest is uniform throughout the full term thereof;

         (d) if at any time the interest, together with any other fees, late charges and other sums payable pursuant to or in connection with this Participation Agreement, the Lease, the Trust Agreement, the Certificates, the Loan Agreement, the Notes and any other Operative Document executed in connection herewith or therewith and deemed interest under Applicable Laws and Regulations, exceeds that amount which would have accrued at the Highest Lawful Rate, the amount of interest and any such fees, charges and sums to accrue to the recipient of such interest, fees, charges and sums pursuant to the Operative Documents shall be limited, notwithstanding anything to the contrary in the Operative Documents, to that amount which would have accrued at the Highest Lawful Rate for the recipient, but any subsequent reductions, as applicable, shall not reduce the interest to accrue pursuant to the Operative Documents below the recipient's Highest Lawful Rate until the total amount of interest payable to the recipient (including all consideration which constitutes interest) equals the amount of interest which would have been payable to the recipient (including all consideration which constitutes interest), plus the amount of fees which would have been received but for the effect of this Section 2.10.

SECTION 3. REPRESENTATIONS AND WARRANTIES

         3.1 REPRESENTATIONS AND WARRANTIES OF THE TRUST COMPANY AND THE CERTIFICATE TRUSTEE.

         Each of the Certificate Trustee and the Trust Company, in its individual capacity, represent and warrant to the other parties to this Agreement, notwithstanding the provisions of Section 9.11 or any similar provision in any other Operative Document, that, as of the Closing Date and each Delivery Date:

         (a) Chief Executive Office. Its chief executive office or place of business (if it has only one place of business) and the place where the documents, accounts and records relating to the Overall Transaction are kept are located at its address set forth in Schedule III attached hereto.

         (b) Due Organization, etc. The Trust Company is a national banking association duly organized and validly existing in good standing under the laws of the United States and has full corporate power and authority to execute, deliver and perform its obligations: (i) in its individual capacity under the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Participation Agreement, and (ii) acting as Certificate Trustee under the Trust Agreement, under this Participation Agreement and each other Operative Document to which it is or will be a party as Certificate Trustee.

         (c) Due Authorization; Enforceability, etc. This Participation Agreement and each other Operative Document to which the Trust Company is or will be a party have been or will be (to the extent it is to be a party thereto in its individual capacity), duly authorized, executed and delivered by or on behalf of the Trust Company (in its individual capacity) and are, or upon execution and delivery will be, legal, valid and binding obligations of the Trust Company (in its individual capacity), enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and by general equitable principles. The Operative Documents to which Certificate Trustee is a party (assuming the due authorization, execution and delivery of the Trust Agreement by the Certificate Holders) have been duly authorized, executed and delivered and constitute the legal, valid and binding obligation of Certificate Trustee (acting solely as Certificate Trustee under the Trust Agreement, and not in its individual capacity), enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general equitable principles.

         (d) No Conflict. The execution and delivery by (i) the Trust Company, in its individual capacity, of the Trust Agreement and, to the extent it is a party hereto in its individual capacity, this Participation Agreement and (ii) the Certificate Trustee of each Operative Document to which Certificate Trustee is or will be a party, are not and will not be, and the performance by the Trust Company, in its individual capacity, or the Certificate Trustee, as the case may be, of its obligations under each are not and will not be, inconsistent with the articles of association or by-laws of the Trust Company, do not and will not contravene any Applicable Laws and Regulations of the United States of America or the State of Utah relating to the banking or trust powers of the Trust Company and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, chattel mortgage, deed of trust, lease, conditional sales contract, loan or credit arrangement or other agreement or instrument to which the Trust Company is a party or by which it or its properties may be bound or affected.

         (e) No Approvals, etc. Neither the execution and delivery by the Trust Company in its individual capacity or (assuming the due authorization, execution and delivery of the Trust Agreement by each Certificate Holder) as Certificate Trustee, as the case may be, of any of the Operative Documents to which it is a party requires the consent or approval of, or the giving of notice to or registration with, or the taking of any other action in respect of, any United States of America or Utah Authority governing its banking practices.

         (f) Certificate Trustee Liens. Each Aircraft and the Lease and other Collateral are free and clear of all Certificate Trustee Liens attributable to the Trust Company or the Certificate Trustee and no act or omission has occurred which would give rise to a Certificate Trustee Lien attributable to the Trust Company or the Certificate Trustee.

         (g) Litigation. There is no action, proceeding or investigation pending or, to the best knowledge of the Trust Company, threatened against the Trust Company or Certificate Trustee which questions the validity of any of the Operative Documents, and there is no action, proceeding or investigation pending or, to the best knowledge of the Trust Company, threatened which is likely to result, either in any case or in the aggregate, in any material adverse change in the ability of the Trust Company or Certificate Trustee to perform its obligations under the Operative Documents to which it is a party.

         (h) Securities Act. Neither the Trust Company nor Certificate Trustee nor any Person authorized to act on its behalf has offered or sold any interest in the Notes or Certificates, or in any similar security relating to the Aircraft, or in any security, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities, to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Lenders, and in the case of the Certificates, the Certificate Holders, each of whom was offered a portion thereof at private sale for investment, and neither the Trust Company nor Certificate Trustee nor any Person authorized to act on its behalf will take any action which would require registration of the offer or sale of any interest in the Notes or Certificates pursuant to the provisions of Section 5 of the Securities Act or any state securities laws.

         (i) No Taxes. There are no Taxes payable by the Certificate Trustee or the Trust Company imposed by the State of Utah or any political subdivision thereof or by the United States of America in connection with the execution and delivery by the Trust Company of the Trust Agreement, and the execution and delivery by the Trust Company or the Certificate Trustee, as the case may be, of this Agreement or the other Operative Documents to which it is a party solely because the Trust Company is a national banking association with its principal place of business in Salt Lake City, Utah and performs certain of its duties as the Certificate Trustee in the State of Utah; and there are no Taxes payable by the Certificate Trustee or the Trust Company imposed by the State of Utah or any political subdivision thereof or by the United States of America in connection with the acquisition of its interest in the Trust Estate (other than franchise or other Taxes based on or measured by any fees or compensation received by the Trust Company for services rendered in connection with the transactions contemplated hereby) solely because the Trust Company is a national banking association with its principal place of business in Salt Lake City, Utah and performs certain of its duties as the Certificate Trustee in the State of Utah.

         3.2      REPRESENTATIONS AND WARRANTIES OF LESSEE.

         The Lessee hereby represents and warrants to the other parties to this Agreement that, as of the Closing Date and each Delivery Date:

         (a) Due Organization, Etc. The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan. Each Material Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation in which failure to be so duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation would have a Material Adverse Effect. The Lessee and each of its Material Subsidiaries are qualified to do business in and are in good standing under the laws of each jurisdiction in which failure to be so qualified would have a Material Adverse Effect.

         (b) Due Authorization, etc. The execution, delivery and performance by the Lessee of the Operative Documents (i) are within the Lessee's corporate powers and have been duly authorized by all necessary corporate action or (ii) do not contravene the Lessee's Certificate of Incorporation, applicable law or any material contractual restriction binding on or affecting the Lessee or any of its Material Subsidiaries.

         (c) Governmental Consent. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Lessee of this Agreement and the other Operative

Documents, other than those that have been, or contemporaneously with the delivery of the Aircraft will be, obtained, all of which are listed on Schedule 3.2(c).

         (d) Validity. The Operative Documents to which the Lessee is a party constitute legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their terms subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditors' rights generally and to the application of general principles of equity.

         (e) Condition of the Lessee. (i) The consolidated balance sheet of the Lessee and its Subsidiaries as of February 26, 1999, and the related consolidated statements of income and retained earnings of the Lessee and its Subsidiaries for the fiscal year then ended, copies of which have been previously furnished to the Administrative Agent and the Participants, fairly present the consolidated financial condition of the Lessee and its Subsidiaries as at such date and the results of the operations of the Lessee and its Subsidiaries for the periods ended on such dates, all in accordance with GAAP consistently applied, and (ii) since February 26, 1999, there has been no material adverse change in the business, condition (financial or otherwise), results of operations or prospects of the Lessee and its Subsidiaries, taken as a whole.

         (f) Litigation. (i) There is no pending action or proceeding against the Lessee or any of its Subsidiaries before any court, governmental agency or arbitrator, and (ii) to the knowledge of the Lessee, there is no pending or threatened action or proceeding affecting the Lessee or any of its Subsidiaries before any court, governmental agency or arbitrator, which in either case, affects any Aircraft or in the reasonable judgment of the Lessee could reasonably be expected to have a Material Adverse Effect.

         (g) Margin Regulations. The Lessee is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Funding will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in any manner that violates, or would cause a violation of Regulation T, Regulation U or Regulation X. Less than 10 percent of the fair market value of the assets of (i) the Lessee or (ii) the Lessee and its Subsidiaries consists of Margin Stock.

         (h) Payment of Taxes. The Lessee and each of its Subsidiaries have filed or caused to be filed all material tax returns (federal, state, local and foreign) required to be filed and paid all material amounts of taxes shown thereon to be due, including interest and penalties, except for such taxes as are being contested in good faith and by proper proceedings and with respect to which appropriate reserves are being maintained by the Lessee or any such Subsidiary, as the case may be.

         (i) Governmental Regulation. The Lessee is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940, each as amended, or to any Federal or state statute or regulation limiting its ability to incur indebtedness for money borrowed. No Subsidiary of the Lessee is subject to any regulation that would limit the ability of the Lessee to enter into or perform its obligations under this Agreement.

         (j)      ERISA.

                  (i) No ERISA Event which might result in liability of the Lessee or any of its ERISA Affiliates in excess of $10,000,000 (or, in the case of an event described in clause (v) of the definition of ERISA Event, $750,000) (other than for premiums payable under Title IV of ERISA) has occurred or is reasonably expected to occur with respect to any Pension Plan.

                  (ii) Schedule B (Actuarial Information) to the most recently completed annual report prior to the Closing Date (Form 5500 Series) for each Plan, which report has been filed with the Internal Revenue Service by the Lessee or an ERISA Affiliate, copies of which have been furnished to the Administrative Agent and the Participants, is complete and, to the best knowledge of the Lessee, accurate, and since the date of such Schedule B there has been no material adverse change in the funding status of any such Plan.

                  (iii) Neither the Lessee nor any ERISA Affiliate has incurred, or, to the best knowledge of the Lessee, is reasonably expected to incur, any Withdrawal Liability to any Multiemployer Plan which has not been satisfied or which is or might be in excess of $10,000,000.

                  (iv) Neither the Lessee nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and, to the best knowledge of the Lessee, no Multiemployer Plan is reasonably expected to be in reorganization or to be terminated within the meaning of Title IV of ERISA.

         (k) Environmental Matters. (i) The Lessee and each of its Subsidiaries is in compliance in all material respects with all Environmental Laws the non-compliance with which could reasonably be expected to have a Material Adverse Effect and (ii) there has been no "release or threatened release of a hazardous substance" (as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.) or any other release, emission or discharge into the environment of any hazardous or toxic substance, pollutant or other materials from the Lessee's or its Subsidiaries' property other than as permitted under applicable Environmental Law and other than those which would not have a Material Adverse Effect. Other than disposals (A) for which the Lessee has been indemnified in full or (B) which would not have a Material Adverse Effect, all "hazardous waste" (as defined by the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq. (1976) and the regulations thereunder, 40 CFR Part 261 ("RCRA")) generated at the Lessee's or any Subsidiaries' properties have in the past been and shall continue to be disposed of at sites which maintain valid permits under RCRA and any applicable state or local Environmental Law.

         (l) Disclosure. As of the Closing Date, to the best of the Lessee's knowledge, no representation or warranty of the Lessee or any of its Subsidiaries contained in this Agreement or any other Operative Document or in any other document, certificate or written statement furnished to the Administrative Agent or to the Participants by or on behalf of the Lessee or any of its Subsidiaries contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained in such agreements, documents, certificates and statements not misleading in light of the circumstances in which the same were made.

         (m) No Default. No Lease Event of Default or Lease Default exists or would result from the Lessee entering into and performing the Operative Documents to which it is a party. No Event of Loss has occurred with respect to any Aircraft to be delivered on the Delivery Date with respect to which this representation or warranty is made.

         (n) Chief Executive Office. Lessee's chief executive office, as such term is used in Section 9-103(3) of the UCC, is located in Grand Rapids, Michigan.

         (o) Private Offering. Excluding the effect of any failure of the representations and warranties set forth in Sections 3.1(h) and 3.3(f), (g) and
(i) to be true and correct, the issuance, sale and delivery of the Certificates, the Notes and the interests in the Operative Documents under the circumstances contemplated hereby do not require the registration or qualification of such Certificates, Notes or interests under the Securities Act, any state securities laws, or the Trust Indenture Act of 1939, as amended. Neither Lessee nor anyone authorized to act on its behalf has, directly or indirectly, solicited any offers to acquire, offered or sold: (i) any interest in the Certificates, Notes, the Aircraft, the Lease or the Operative Documents in violation of Section 5 of the Securities Act or any state securities laws, or (ii) any interest in any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned interests. Neither Lessee nor anyone authorized to act on its behalf was involved in (y) offering or soliciting offers for the Certificates, Notes or any similar securities or (z) selling Certificates, Notes or any similar securities to any Person other than the Certificate Holders and the Lenders, respectively, identified and contacted by the Arranger and not more than 35 Institutional Investors.

         (p) Aircraft. With respect to the Aircraft to be delivered on such Delivery Date to Lessee:

                  (i) Such Aircraft is free and clear of all Liens (other than Permitted Liens). Neither Lessee nor any Affiliate of Lessee is a party to any other contract or agreement to sell, transfer or encumber any interest in the Aircraft or any part thereof other than pursuant to or permitted by the Operative Documents or in connection with Permitted Liens.

                  (ii) Such Aircraft and any present use and presently anticipated future use thereof by Lessee and/or its agents, assignees, employees, invitees, lessees and licensees complies with all Applicable Laws and Regulations (including Environmental Laws) and insurance requirements, except for such instances of non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on such Aircraft. No notices, complaints or orders of violation or non-compliance or liability have been issued or, to the best of its knowledge, threatened by any Person with respect to any Aircraft or the present or intended future use thereof, except for such violations and instances of non-compliance as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse

         Effect or a material adverse effect on such Aircraft, and Lessee is not aware of any circumstances which could give rise to the issuance of any such notices, complaints or orders which could reasonably be expected to have a Material Adverse Effect or a material adverse effect on such Aircraft.

                  (iii)    Except for the filings and recordings listed in
         Schedule 3.2(c) no other filings or recordings are necessary to validly and effectively convey to the Administrative Agent, for the benefit of the Participants a valid and enforceable first priority Lien (subject to Permitted Liens) on the Aircraft and other Collateral in the United States of America, and upon such filings or recordings listed on
         Schedule 3.2(c), the Administrative Agent, for the benefit of the Participants will have a valid and enforceable first priority Lien (subject to Permitted Liens) for the benefit of the Participants in the Aircraft and other Collateral in the United States of America.

                  (iv) Taken as a whole, the information provided by Lessee and its Affiliates to the Appraiser was true and correct in all material respects when provided and when provided did not omit any information regarding the title, physical condition, or use of the Aircraft which it or any of its Affiliates knew was necessary to make the information provided not materially misleading.

         (q) Transfer Taxes. On such date all sales, use or transfer Taxes due and payable upon the purchase of the Aircraft delivered on such date by the Certificate Trustee and on the lease thereof to Lessee will have been paid by Lessee or Lessee shall be liable for the payment thereof.

         (r) No Brokers Fees. Except as expressly contemplated by the Operative Documents, no broker's or finder's or placement fee or commission will be payable with respect to the purchase and sale or leasing of the Aircraft to any Person retained by or acting as an agent for Lessee or any Affiliate of Lessee other than those paid on or prior to the Delivery Date of such Aircraft and Lessee agrees that it will hold the other parties to this Agreement harmless from any claim, demand or liability for any such broker's or finder's or placement fees or commissions incurred or alleged to have been incurred.

         3.3      REPRESENTATIONS AND WARRANTIES OF EACH PARTICIPANT.

         Each Participant represents and warrants, severally and only as to itself, to the other parties to this Agreement, that, as of the Closing Date and each Delivery Date:

         (a) ERISA. Such Participant is not and will not be making its Loans or funding Certificate Amounts hereunder, and is not performing its obligations under the Operative Documents, with the assets of an "employee benefit plan" (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or "plan" (as defined in Section 4975(e)(1) of the Code).

         (b) Status. Such Participant is a commercial bank, branch or agency of a foreign bank or other similar financial institution, or an Affiliate thereof, or in the case of the CP Lender, a company engaged in the business of issuing asset-backed commercial paper and using the proceeds thereof to purchase, make loans secured by, or otherwise acquire interests in, receivables and other financial assets, including the making of loans such as the CP Loans.

         (c) Power and Authority; Validity. Such Participant has the requisite power and authority to enter into and perform its obligations under the Operative Documents to which it is a party and the Operative Documents to which it is a party constitute legal, valid and binding obligations of such Participant enforceable against such Participant in accordance with their terms, subject to the effect of applicable bankruptcy, insolvency, arrangement, moratorium and other similar laws affecting creditor rights generally and to the application of general principals of equity.

         (d) Certificate Trustee Liens. There are no Certificate Trustee Liens attributable to such Participant on the Lease, the Aircraft or the other Collateral.

         (e) Organization, etc. Such Participant is a corporation or banking association duly organized, validly existing and in good standing under the laws of the State or jurisdiction of its organization.

         (f) Investment. The Certificate or Note being acquired by such Participant (and in the case of a Facility Lender, its rights and obligations under the LAPA) is being acquired by such Participant for its own account for investment and not with a view to or in connection with the resale or distribution of such interest or any part thereof, but without prejudice, however, to the right of such Participant at all times to sell or otherwise dispose of all or any part of such interest under a registration available under the Securities Act or under an exemption from such registration available under the Securities Act, it being understood that (subject to the Securities Act) the disposition by the undersigned of the Certificate or Note to be purchased by such Participant shall, at all times, remain entirely within its control.

         (g) Offers of Securities, etc. Neither such Participant nor any Person authorized to act on its behalf has offered or sold any interest in the Notes or Certificates, or in any similar security relating to the Aircraft, or in any security, the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities, to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Notes, the Lenders, and in the case of the Certificates, the Certificate Holders, each of whom was offered a portion thereof at private sale for investment.

         (h) No Registration. Such Participant understands and acknowledges that (1) neither the Notes nor the Certificates have been or will be registered under the Securities Act, in reliance upon the exemption provided in Section 4(2) of the Securities Act, (2) neither the Notes nor the Certificates have been or will be registered or qualified under the securities or "blue sky" laws of any jurisdiction, (3) the Notes and the Certificates may be resold (which resale is not currently contemplated, except for any assignment or participation to the Facility Lenders pursuant to the LAPA) or otherwise transferred only if so registered or qualified or if an exemption from registration or qualification is available, (4) neither the Lessee, the Certificate Trustee nor either of the Agents is required to register the Notes or the Certificates, and (5) any transfer must comply with the provisions of the Operative Documents relating thereto. Such Participant will comply with all applicable federal and state securities laws in connection with any subsequent resale of the Notes or the Certificates held by it.

         (i) Institutional Investor. Such Participant is a sophisticated institutional investor and is an "accredited investor" as defined in paragraph
(1), (2), (3) or (7) of Rule 501(a) of the Securities Act, and has substantial knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of its investment in the Notes or the Certificates and is able to bear the economic risk of such investment for an indefinite period of time. Such Participant has been given all such information concerning the Notes and the Certificates, the other Operative Documents, the Aircraft, Certificate Trustee and Lessee as it has requested.

         (j) Legend. Such Participant understands and acknowledges that the Note or Certificate which it is acquiring will bear a legend as set forth in the form of CP Note or form of Facility Note included in the Loan Agreement or the form of Certificate included in the Trust Agreement, as applicable.

         (k) Tax Status and Forms. Either (1) such Participant is a "United States person" within the meaning of Section 7701(a)(3) of the Code, (2) the taxable income of such Participant from the transactions contemplated by the Operative Documents is effectively connected with the conduct of a trade or business within the United States within the meaning of Section 882(a)(1) of the Code, or (3) such Participant will comply with Section 7.3.

         The making of any Loan or the advancing of any Certificate Amount on any Delivery Date, the purchase of any interest in any Loan by any Facility Lender, as a Liquidity Bank, under the LAPA, and any assignment or conversion of any Facility Loan to any CP Loan or vice versa under the LAPA or the Loan Agreement shall constitute an affirmation by the subject assignee or acquiring Participant of each of the preceding representations and warranties.

         3.4      REPRESENTATIONS AND WARRANTIES OF ADMINISTRATIVE AGENT.

         First Security Trust, in its individual capacity and not as Agent, hereby represents and warrants to each of the other parties hereto that as of the Closing Date and each Delivery Date:

         (a) Organization and Authority. It is duly organized as a trust company under the laws of the State of Nevada and has the corporate power and authority to enter into and perform its obligations under the Operative Documents.

         (b) Authorization; Binding Effect. The Operative Documents to which Administrative Agent is or will be a party have been or will be, on the date required to be delivered hereby, duly authorized, executed and delivered by Administrative Agent, and this Participation Agreement is, and such other Operative Documents are, or, when so executed and delivered by Administrative Agent will be, valid, legal and binding agreements of Administrative Agent, enforceable against Administrative Agent in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         (c) Non-Contravention. Neither the execution and delivery by Administrative Agent of the Operative Documents to which it is or will be a party, either in its individual capacity, or as Administrative Agent, or both, nor compliance with the terms and provisions thereof, conflicts with, results in a breach of, constitutes a default under (with or without the giving of notice or lapse of time or both), or violates any of the terms, conditions or provisions of: (i) its charter documents or bylaws; (ii) any bond, debenture, note, mortgage, indenture, agreement, lease or other instrument to which it is now a party or by which it or its property, either in its individual capacity, or as Administrative Agent, or both, is bound or affected, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Administrative Agent, either in its individual capacity, or as Administrative Agent, or both, to perform its obligations under any Operative Document to which it is or will be a party, either in its individual capacity, or as Administrative Agent, or both; or (iii) any of the terms, conditions or provisions of any law, rule, regulation, order, injunction or decree of any federal or Authority of Nevada applicable to it in its individual capacity or as Administrative Agent, or both, where such conflict, breach, default or violation would be reasonably likely to materially and adversely affect the ability of Administrative Agent, either in its individual capacity, or as Administrative Agent, or both, to perform its obligations under any Operative Document to which it is or will be a party.

         (d) Absence of Litigation, etc. There is no litigation (including derivative actions), arbitration or governmental proceedings pending or, to the best knowledge of Administrative Agent, threatened against it which would be reasonably likely to adversely affect Administrative Agent's ability to perform its obligations under the Operative Documents to which it is or will be a party.

         (e) Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required by Administrative Agent in connection with the Overall Transaction, except those which have been made or obtained or will be obtained on a timely basis in the ordinary course of Administrative Agent's business, and which are in full force and effect.

SECTION 4. CLOSING CONDITIONS

         4.1      CONDITIONS PRECEDENT TO CLOSING DATE.

         The obligations of Certificate Trustee (through Administrative Agent) to make payment of the Equipment Cost to the applicable Seller on the Closing Date, the obligations of the Certificate Holders to Fund the related Certificate Amounts on the Closing Date and the obligation of the Lenders to make the related Funding of their Loans on the Closing Date are subject to each of the following conditions precedent (except that (i) the obligation of any such party shall not be subject to such party's own performance or compliance and (ii) the conditions specified below as being only for the benefit of a specified party or parties need be fulfilled only to the satisfaction of, or waived by, such party or parties):

         (a) Each of the Operative Documents to be executed and delivered on such date shall be satisfactory in form and substance to the Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders and the Agents, shall have been duly authorized, executed and delivered by the parties thereto, shall each be in full force and effect and executed counterparts of each shall have been delivered to the Administrative Agent or its designee (on behalf of the Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders and the

Administrator) on or before such date and no event shall have occurred and be continuing that constitutes a Lease Default or a Lease Event of Default.

         (b) On such date, the representations and warranties of the parties hereto referenced in Section 3 shall be true and correct with the same effect as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the parties to this Agreement shall have received an Officer's Certificate dated such date from the Lessee, the Administrative Agent and the Certificate Trustee, certifying as to the foregoing with respect to itself and stating that no Default or Event of Default has occurred and is continuing with respect to it.

         (c) The Lessee shall have caused (i) Financing Statements to have been filed in such places as any Participant or the Administrative Agent may reasonably request no later than five (5) Business Days prior to such date and
(ii) all documents necessary to protect the Certificate Trustee's and the Administrative Agent's interest in the Aircraft delivered on such date to have been filed with the FAA.

         (d) The parties to this Agreement shall have received the favorable written opinion of each of (i) James Hopewell, Esq., Corporate Counsel for the Lessee, (ii) Baker & McKenzie, special counsel for the Lessee, (iii) Ray, Quinney & Nebeker, counsel for the Certificate Trustee and Administrative Agent, and (iv) Daugherty, Fowler, Peregrin & Haught, special FAA counsel, in each case in form and substance satisfactory to it.

         (e) The Administrative Agent, for the benefit of the Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders and the Agents, shall have received certificates of insurance in form and substance reasonably satisfactory to the Administrative Agent signed by the insurer or by an independent insurance broker evidencing insurance coverages required pursuant to Section 11 of the Lease with respect to the Aircraft delivered on such date.

         (f) The Lessee shall deliver or cause to be delivered to the Administrative Agent, for the benefit of the Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders and the Agents, the following, each, unless otherwise noted, dated such Closing Date and in form and substance satisfactory to them, (i) certified copies of its certificate of incorporation, together with a good standing certificate, from the State of Michigan, each dated a recent date prior to such Closing Date, (ii) copies of its articles of incorporation, by-laws and the resolution of its Board of Directors by which the Lessee has the authority to enter into the transactions contemplated hereby and to execute and deliver, and to perform its obligations under the Operative Documents to which it is or will be a party, certified as of the Closing Date by its corporate secretary or assistant secretary as being in full force and effect without modification or amendment, and (iii) incumbency certificates of its officers executing the Operative Documents to which it is a party.

         (g) The Trust Company shall deliver or cause to be delivered to the Certificate Holders, the CP Lender, the Facility Lenders and the Agents the following, each unless otherwise noted dated the Closing Date and in form and substance satisfactory to them, (i) a certificate of good standing from the office of the Comptroller of the Currency dated a recent date prior to such Closing Date, (ii) a certified copy of its articles of association, by-laws and the resolution of its Board of Directors or applicable committee thereof approving and authorizing the execution, delivery and performance of the Operative Documents to which it is or will be a party, certified as of such Closing Date by an authorized officer as being in full force and effect without modification or amendment, and (iii) incumbency certificates of its officers executing the Operative Documents to which it is a party.

         (h) The Administrative Agent shall deliver or cause to be delivered to the Certificate Holders, the CP Lender, the Facility Lenders and the Administrator the following, each unless otherwise noted dated the Closing Date and in form and substance satisfactory to them, (i) a certificate of good standing from the State of Nevada dated a recent date prior to such Closing Date, (ii) a certified copy of its articles of association, by-laws and the resolution of its Board of Directors or applicable committee thereof approving and authorizing the execution, delivery and performance of the Operative Documents to which it is or will be a party, certified as of such Closing Date by an authorized officer as being in full force and effect without modification or amendment, and (iii) incumbency certificates of its officers executing the Operative Documents to which it is a party.

         (i) The Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders and the Agents shall have received the Notice of Delivery required pursuant to Section 2.3(b).

         (j) Each Certificate Holder shall have made available its respective portion of its Commitment in the amount specified in, and otherwise in accordance with, Section 2.2 and the CP Lender (or each of the Facility Lenders, as the case may be), shall have made available its respective Commitment in the amount specified in, and otherwise in accordance with, Section 2.2.

         (k) The Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders and the Administrative Agent shall have received the opinion of the Appraiser with respect to the Aircraft to be delivered on such date, in form and substance satisfactory to all such parties.

         (l) The Administrative Agent shall have received evidence satisfactory to it that the Transaction Costs and all Fees due and payable on or prior to such date have been paid.

         (m) There shall have been duly issued and delivered by the Certificate Trustee to the CP Lender (or the Facility Lenders, as the case may be), against payment therefor, the Notes and to the Certificate Holders, the Certificates, each dated the Closing Date.

         (n) The Administrative Agent and the Lessee shall have received a certificate, from the Arranger dated the Closing Date with respect to offerees of the Notes and Certificates.

         4.2      SUBSEQUENT DELIVERY DATES.

         The obligations of Certificate Trustee (through Administrative Agent) to make payment of the Equipment Cost to the applicable Seller on any Delivery Date subsequent to the Closing

Date, the obligations of the Certificate Holders to Fund the related Certificate Amounts on such Delivery Date and the obligation of the Lenders to make the related Funding of their Loans on such Delivery Date are subject to each of the following conditions precedent (except that (i) the obligation of any such party shall not be subject to such party's own performance or compliance and (ii) the conditions specified below as being only for the benefit of a specified party or parties need be fulfilled only to the satisfaction of, or waived by, such party or parties):

         (a) Each of the Operative Documents to be executed and delivered on such date shall be satisfactory in form and substance to the Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders and the Agents, shall have been duly authorized, executed and delivered by the parties thereto, shall each be in full force and effect and executed counterparts of each shall have been delivered to the Administrative Agent or its designee (on behalf of the Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders and the Administrator) on or before such date and no event shall have occurred and be continuing that constitutes a Lease Default or a Lease Event of Default.

         (b) On such date, the representations and warranties of the parties hereto referenced in Section 3 shall be true and correct with the same effect as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date), and the parties to this Agreement shall have received an Officer's Certificate dated such date from the Lessee, the Administrative Agent and the Certificate Trustee, certifying as to the foregoing with respect to itself and stating that no Default or Event of Default has occurred and is continuing with respect to it.

         (c) The parties to this Agreement shall have received the favorable written opinion of Daugherty, Fowler, Peregrin & Haught, special FAA counsel, in each case in form and substance satisfactory to it.

         (d) The Lessee shall have caused (i) Financing Statements to have been filed in such places as any Participant or the Administrative Agent may reasonably request no later than five (5) Business Days prior to such date and
(ii) all documents necessary to protect the Certificate Trustee and the Administrative Agents interests in the Aircraft delivered on such date to have been filed with the FAA.

         (e) The Administrative Agent, for the benefit of Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders and the Agents, shall have received certificates of insurance in form and substance reasonably satisfactory to the Administrative Agent signed by the insurer or by an independent insurance broker evidencing insurance coverages required pursuant to Section 11 of the Lease with respect to the Aircraft delivered on such date.

         (f) The Lessee shall deliver or cause to be delivered to the Administrative Agent for the benefit of the Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders and the Agents, a good standing certificate, from the State of Michigan, dated a recent date prior to such Delivery Date.

         (g) The Trust Company and the Administrative Agent shall deliver or cause to be delivered to the Certificate Holders, the CP Lender, the Facility Lenders and the Agents a certificate of good standing from the office of the Comptroller of the Currency and the State of Nevada, respectively, dated a recent date prior to such Delivery Date.

         (h) The Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders and the Agents shall have received the Notice of Delivery required pursuant to Section 2.3(b).

         (i) Each Certificate Holder shall have made available its respective portion of its Commitment in the amount specified in, and otherwise in accordance with, Section 2.2 and the CP Lender (or each of the Facility Lenders, as the case may be), shall have made available its respective Commitment in the amount specified in, and otherwise in accordance with, Section 2.2.

         (j) The Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders and the Administrative Agent shall have received the opinion of the Appraiser with respect to the Aircraft to be delivered on such date, in form and substance satisfactory to all such parties.

         (k) The Administrative Agent shall have received evidence satisfactory to it that the Transaction Costs and all Fees due and payable on or prior to such date have been paid.

         4.3      ADDITIONAL CONDITIONS FOR EACH DELIVERY DATE.

         In addition to the conditions set forth in Section 4.1 and 4.2 hereof, the obligations of Certificate Trustee (through Administrative Agent) to make payment of the Equipment Cost to the applicable Seller on any Delivery Date, the obligations of the Certificate Holders to Fund the related Certificate Amounts on such Delivery Date and the obligation of the Lenders to make the related Funding of their Loans on such Delivery Date are subject to each of the following conditions precedent (except that (i) the obligation of any such party shall not be subject to such party's own performance or compliance and (ii) the conditions specified below as being only for the benefit of a specified party or parties need be fulfilled only to the satisfaction of, or waived by, such party or parties):

         (a) On each such date, no action or proceeding shall have been instituted nor shall governmental action be threatened before any court or governmental agency, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or governmental agency at such date, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or the transactions contemplated hereby.

         (b) No change shall have occurred after the date of the execution and delivery of this Agreement in Applicable Laws and Regulations or interpretations thereof by regulatory authorities that, in the reasonable opinion of counsel for the Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders or the Agents would make it illegal for such party to enter into any transaction contemplated by the Operative Agreements or otherwise would prohibit the consummation of any transaction contemplated by the Operative Documents or expand in any material respect the duties, obligations and risks of such party.

         (c) On each such date, all approvals and consents of any trustees or holders of any Indebtedness or obligations of the Lessee which are required to be obtained prior to such date in connection with the transactions contemplated by this Agreement, shall have been duly obtained and be in full force and effect.

         (d) On each such date, all Governmental Action, if any, required to have been taken by any Authority (including, without limitation, the FAA or with respect to deliveries of Aircraft, the applicable aviation authority of the country of registry of such Aircraft) on or prior to such date in connection with the transactions contemplated by this Agreement on such date shall have been taken by such Authority and all Governmental Requirements required to be in effect on or prior to such date in connection with the transactions contemplated by this Agreement shall have been issued, and all such Governmental Requirements shall be in full force and effect, on such date.

         (e) (i) The aggregate Equipment Cost for all of the Aircraft accepted by Lessee and then subject to the Lease will not exceed the $53,000,000; (ii) the Funding by any Certificate Holder on such Delivery Date, when added to all other Fundings by such Certificate Holder, will not exceed such Certificate Holder's Commitment; (iii) the Funding by any Lender of a Loan on such Delivery Date, when added to all other Funding of Loans by such Lender, will not exceed such Lender's Commitment, and (iv) the Aircraft to be accepted by the Lessee under the Lease on such date will be free and clear of all Liens (other than Permitted Liens) and, contemporaneous with such acceptance will be registered in the name of the Lessee in the United States of America.

         (f) All Taxes (other than Taxes on gross or net income of Financing Parties), if any, due and payable in connection with the execution, delivery, recording and filing of the Operative Documents and the transactions contemplated to be consummated on the Delivery Date shall have been paid in full or satisfactory arrangements for payment shall have been made.

         (g) Prior to, and immediately after giving effect to, the applicable Funding, there shall not have occurred or occur (i) any material adverse change with respect to the Aircraft or (ii) any change in the financial condition of Lessee which could reasonably be expected to have a Material Adverse Effect in the reasonable judgment of the Required Participants.

         (h) On each such date, the Certificate Trustee, the Certificate Holders, the CP Lender, the Facility Lenders, the Liquidity Provider and the Agents shall have received such other documents, appraisals, certificates, financing statements and other items, in form and substance satisfactory to such parties, as any such party may reasonably request no later than five (5) Business Days prior to such date.

         (i) The Fixed Basic Rent and the Sale Recourse Amount for any Aircraft to be accepted by Lessee under the Lease on such date shall have been calculated to provide that at the end of the Base Term and each Renewal Term that the fair market value of such Aircraft, as set forth in the Appraisal with respect to such Aircraft on such date, shall be at least four times the Maximum Lessor Risk Amount for such Aircraft on such date and such amounts of the Fixed Basic Rent and the Sales Recourse Amount shall be reasonably acceptable to Lessee.

         4.4      SUBSEQUENT ENFORCEMENT OF CONDITIONS PRECEDENT.

         Unless any condition precedent with regard to any matter described in Sections 4.1 through 4.3 has been expressly waived in writing by the Administrative Agent (pursuant to the instructions of the Required Participants), any such condition precedent may be subsequently enforced and the satisfaction thereof shall be a covenant undertaken by the Lessee.

SECTION 5. COVENANTS OF THE LESSEE

         5.1      COVENANTS OF THE LESSEE.

         The Lessee hereby covenants and agrees with Certificate Trustee, Agents, the Arranger and each of the Participants that during the Lease Term it shall, unless the Required Participants shall otherwise consent in writing:

         (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, (i) complying with all Environmental Laws and (ii) paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith, except where failure to so comply or pay would not have a Material Adverse Effect.

         (b) Reporting Requirements. Furnish to the Administrative Agent (in sufficient quantity for delivery to each Participant) for prompt distribution by the Administrative Agent to the Participants:

                  (i) as soon as available and in any event within 55 days after the end of each of the first three quarters of each fiscal year of the Lessee, consolidated balance sheets as of the end of such quarter and consolidated statements of source and application of funds of the Lessee and its Subsidiaries and consolidated statements of income and retained earnings of the Lessee and its Subsidiaries for such quarter and the period commencing at the end of the previous fiscal year and ending with the end of such quarter and certified by the chief financial officer or chief accounting officer of the Lessee;

                  (ii) as soon as available and in any event within 100 days after the end of each fiscal year of the Lessee, a copy of the annual audit report for such year for the Lessee and its Subsidiaries, containing financial statements (including a consolidated balance sheet and consolidated statement of income and cash flows of the Lessee and its Subsidiaries) for such year, certified by and accompanied by an opinion of BDO Seidman, LLP or other nationally recognized independent public accountants. The opinion shall be unqualified (as to going concern, scope of audit and disagreements over the accounting or other treatment of offsets) and shall state that such consolidated financial statements present fairly in all material respects the financial position of the Lessee and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (iii) together with each delivery of the report of the Lessee and its Subsidiaries pursuant to subsections (i) and (ii) above, a copy of the Compliance Certificate for the relevant accounting period executed by the chief financial officer, treasurer or assistant treasurer of the Lessee issued under the Credit Agreement and an additional certificate from such officer stating that the signer does not have knowledge of the existence as at the date of such certificate, of any condition or event that constitutes a Lease Default or a Lease Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Lessee has taken, is taking and proposes to take with respect thereto;

                  (iv) as soon as possible and in any event within five days after obtaining Actual Knowledge of the occurrence of each Lease Default or Lease Event of Default (and each "Event of Default" and each "Potential Event of Default" (as such terms are defined in the Credit Agreement)), continuing on the date of such statement, a statement of an authorized financial officer of the Lessee setting forth details of such Lease Default or Lease Event of Default (or "Event of Default" or "Potential Default") and the action which the Lessee has taken and proposes to take with respect thereto;

                  (v) promptly after any material change in accounting policies or reporting practices, notice and a description in reasonable detail of such change;

                  (vi) promptly and in any event within 30 days after the Lessee or any ERISA Affiliate knows or has reason to know that any ERISA Event referred to in clause (i) of the definition of ERISA Event with respect to any Pension Plan has occurred which might result in liability to the PBGC in excess of $500,000 a statement of the chief accounting officer of the Lessee describing such ERISA Event and the action, if any, that the Lessee or such ERISA Affiliate has taken or proposes to take with respect thereto;

                  (vii) promptly and in any event within 15 days after the Lessee or any ERISA Affiliate knows or has reason to know that any ERISA Event (other than an ERISA Event referred to in (vi) above) with respect to any Pension Plan has occurred which might result in liability to the PBGC in excess of $500,000, a statement of the chief accounting officer of the Lessee describing such ERISA Event and the action, if any, that the Lessee or such ERISA Affiliate has taken or proposes to take with respect thereto;

                  (viii) promptly and in any event within five Business Days after receipt thereof by the Lessee or any ERISA Affiliate from the PBGC, copies of each notice from the PBGC of its intention to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan;

                  (ix) promptly and in any event within 15 days after receipt thereof by the Lessee or any ERISA Affiliate from the sponsor of a Multiemployer Plan, a copy of each notice received by the Lessee or any ERISA Affiliate concerning (w) the imposition of Withdrawal Liability by a Multiemployer Plan in excess of $500,000, (x) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (y) the termination of a Multiemployer Plan within the meaning of Title IV of ERISA or (z) the amount of liability incurred, or expected to be incurred, by the Lessee or any ERISA Affiliate in connection with any event described in clause (w), (x) or (y) above;

                  (x) promptly after the commencement thereof, notice of all material actions, suits and proceedings before any court, government agency or arbitrator, domestic or foreign, affecting the Lessee or any of its Subsidiaries, of the type described in Section 3.2(f);

                  (xi) promptly after the occurrence thereof, notice of (A) any event which makes any of the representations contained in Section 3.2(k) inaccurate in any material respect or (B) the receipt by the Lessee of any notice, order, directive or other communication from a governmental authority alleging violations of or noncompliance with any Environmental Law which could reasonably be expected to have a Material Adverse Effect;

                  (xii) promptly after any change in the rating established by S&P or Moody's, as applicable, with respect to Long-Term Debt, a notice of such change, which notice shall specify the new rating, the date on which such change was publicly announced, and such other information with respect to such change as any Participant may reasonably request;

                  (xiii) promptly after the sending or filing thereof, copies of all reports which the Lessee sends to any of its public security holders, and copies of all reports and registration statements which the Lessee files with the SEC or any national security exchange;

                  (xiv) promptly after the Lessee or any ERISA Affiliate creates any employee benefit plan to provide health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Lessee or any of its ERISA Affiliates (except as provided in Section 4980B of the Code and except as provided under the terms of any employee welfare benefit plans provided pursuant to the terms of collective bargaining agreements) under the terms of which the Lessee and/or any of its ERISA Affiliates are not permitted to terminate such benefits, a notice detailing such plan; and

                  (xv) such other information respecting the condition or operations, financial or otherwise, of the Lessee or any of its Subsidiaries as any Participant may from time to time reasonably request.

         (c) Corporate Existence, Etc. The Lessee will, and will cause each of its Material Subsidiaries to, at all times preserve and maintain its fundamental business and preserve and keep in full force and effect its corporate existence (except as permitted under Section 5.1(h) hereof) and all rights, franchises and licenses necessary or desirable in the normal conduct of its business; provided, however, that this paragraph (c) shall not apply in any case when, in the good faith business judgment of the Lessee, such preservation or maintenance is neither necessary nor appropriate for the prudent management of the business of the Lessee.

         (d) Inspection. The Lessee will permit and will cause each of its Material Subsidiaries to permit any authorized representative designated by the Administrative Agent or any Participant; at the expense of such Administrative Agent or such Participant, to visit and inspect any of the properties of the Lessee or any of its Material Subsidiaries, including its and their financial and accounting records, and to take copies and to take extracts therefrom, and discuss its and their affairs, finances and accounts with its and their officers and independent public accountants, all during normal hours, upon reasonable notice and as often as may be reasonably requested.

         (e) Insurance. The Lessee will maintain and will cause each of its Material Subsidiaries to maintain insurance to such extent and coveting such risks as is usual for companies engaged in the same or similar business and on request will advise the Administrative Agent and the Participants of all insurance so carried.

         (f) Taxes. The Lessee will and will cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (x) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (y) all lawful claims that, if unpaid, might by law become a lien upon their property; provided, however, that neither the Lessee nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge or levy (A) that is being contested in good faith and by proper proceedings and for which appropriate reserves are being maintained, or (B) the failure to pay or discharge which would not have a Material Adverse Effect.

         (g) Maintenance of Books, Etc. The Lessee will, and will cause each of its Subsidiaries to, keep proper books of records and accounts, in which full and correct entries shall be made of all financial transactions and the assets and business of the Lessee and each of its domestic Subsidiaries in accordance with GAAP and with respect to foreign Subsidiaries in accordance with customary accounting standards in the applicable jurisdiction, in each case consistently applied and consistent with prudent business practices.

         (h) Restrictions on Fundamental Changes. The Lessee will not merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or a substantial portion of its assets (whether now owned or hereafter acquired) to any Person, or enter into any partnership, joint venture, syndicate, pool or other combination, unless no Lease Event of Default has occurred and is continuing or would result therefrom and, in the case of a merger or consolidation of the Lessee, (i) the Lessee is the surviving entity or (ii) the surviving entity assumes all of the Lessee's obligations under the Operative Documents in a manner satisfactory to the Required Participants.

         (i) Further Actions. The Lessee, at its own cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Certificate Trustee, Administrative Agent or the Required Participants reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the Overall Transaction. Lessee, at its cost and expense, will cause all Financing Statements (including precautionary financing statements) and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by Administrative Agent, the Required Participants or Certificate Trustee in order to establish, preserve, protect and perfect the title and Lien of

Certificate Trustee and/or the Administrative Agent in the Aircraft and the Administrative Agent in the other Collateral and Certificate Trustee's, Agents', and/or any Participant's rights under this Agreement and the other Operative Documents.

         (j) Change of Name or Address. Lessee shall provide Administrative Agent fifteen days' prior written notice of any change in name, or the address of its chief executive office or the office where it keeps its records concerning its accounts, the Aircraft and the other Collateral.

         (k) Securities. Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of the Notes or Certificates, the Aircraft, the other Collateral or the Operative Documents, or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items to the registration requirements of Section 5 of the Securities Act or any state securities laws.

         (l) Rates. With respect to each determination of Loans, Certificate Amounts, Interest and Yield pursuant to this Agreement, the Loan Agreement, and the Trust Agreement, and Basic Rent under the Lease, Lessee agrees to be bound by Sections 2.3, 2.5, 2.6 and 2.7 of the Loan Agreement, Sections 2.1(c), 2.4 and 2.5 of the Trust Agreement, and 2.7 and 2.8 hereof and the applicable definitions in Appendix A.

         (m) Appraisal Requirement Upon Sale of Aircraft to Third Party. If Lessee shall have elected the Sale Option with respect to any Aircraft, Lessee shall no later than 90 days (or if shorter, the number of days required by the Lessee to give notice of such Sale Option) prior to the Expiration Date of such Aircraft, cause an appraisal in form and substance reasonably satisfactory to the Required Participants to be delivered to each of the Participants. Such appraisal shall establish the Fair Market Value of such Aircraft as of such Expiration Date, (ii) be prepared using techniques and assumptions utilized in preparing the Appraisal and (iii) be performed by an independent appraisal company chosen by the Required Participants.

         (n) Trust Agreement Reimbursements. Lessee hereby agrees and consents to the provisions of Section 7.1 of the Trust Agreement with respect to Lessee's obligation to reimburse Certificate Trustee for certain fees and expenses as more particularly referenced in such Section 7.1.

         (o) Incorporation of Covenants. Reference is made to the Credit Agreement and the covenants contained in Section 5.02(d), (e) and (f) of the Credit Agreement (hereinafter referred to as the "Incorporated Covenants"). The Lessee agrees with and for the benefit of the Financing Parties that, not withstanding any language to the contrary contained in this Agreement or any other Operative Document, if the Credit Agreement is terminated or expires and is not replaced, then the Incorporated Covenants (and all other relevant provisions of the Credit Agreement related thereto, including without limitation the defined terms which are used in the Incorporated Covenants, hereinafter referred to as the "Additional Incorporated Terms") shall (i) remain in effect in the respective form thereof as of such date of termination or expiration of the Credit Agreement (giving effect to any waiver, amendment, modification and/or replacement of the Credit Agreement or any term or provision of the Incorporated Covenants or the Additional Incorporated Terms occurring subsequent to the date of this Agreement but subject to the following sentence) and (ii) be incorporated by reference into this Agreement to the same extent and with the same effect as if set forth fully herein and inure to the benefit of the Financing Parties hereto and the parties to the other Operative Documents. In the event of any replacement of the Credit Agreement with a similar credit facility (each such replacement credit facility may be referred to as a "New Facility") the relevant covenants and additional terms in the New Facility which correspond to the covenants contained in Section 5.02(d),
(e) and (f) and the additional terms shall automatically replace the prior Incorporated Covenants and Additional Incorporated Terms and become the Incorporated Covenants and Additional Incorporated Terms hereunder. Notwithstanding the foregoing, in the event that any such Incorporated Covenants or Additional Incorporated Terms conflict with the covenants and agreements of the Lessee under the Operative Documents, the provisions of the Operative Documents shall govern to the extent of such conflict.

         (p) Liens, Etc. The Lessee will not create or suffer to exist, or permit any of its Subsidiaries to create or suffer to exist, any Lien, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of any Person, unless the Lessee's obligations hereunder shall be secured equally and ratably with, or prior to, any such Debt; provided however that the foregoing restriction shall not apply to the following Liens which are permitted:

                  (i) Liens on assets of any Subsidiary of the Borrower existing at the time such Person becomes a Subsidiary (other than any such Lien created in contemplation of becoming a Subsidiary);

                  (ii) purchase money Liens upon or in any property acquired or held by the Lessee or any Subsidiary in the ordinary course of business to secure the purchase price of such property or to secure Debt incurred solely for the purpose of financing the acquisition of such property (provided that the amount of Debt secured by such Lien does not exceed 100% of the purchase price of such property and transaction costs relating to such acquisition) and Liens existing on such property at the time of its acquisition (other than any such Lien created in contemplation of such acquisition); and the interest of the lessor thereof in any property that is subject to a Capital Lease;

                  (iii) any Lien securing Debt that was incurred prior to or during construction or improvement of property for the purpose of financing all or part of the cost of such construction or improvement, provided that the amount of Debt secured by such Lien does not exceed 100% of the fair market value of such property after giving effect to such construction or improvement;

                  (iv) any Lien securing Debt of a Subsidiary owing to the Lessee;

                  (v) Liens resulting from any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Debt secured by any Lien referred to in clauses (i), (ii) and (iii) above so long as (x) the aggregate principal amount of such Debt shall not increase as a result of such extension, renewal or replacement and (y) Liens resulting from any extension, renewal or replacement shall cover only such property which secured the Debt that is being extended, renewed or replaced;

                  (vi) Liens on accounts receivable resulting from the sale of such accounts receivable by the Lessee or a Subsidiary of the Lessee, so long as, at any time, the aggregate outstanding amount of cash advanced to Borrower or such Subsidiary, as case may be, and attributable to the sale of such accounts receivable does not exceed $200,000,000;

                  (vii) Liens other than Liens described in clauses (i) through (vi) hereof, whether now existing or hereafter arising, securing Debt in an aggregate amount not exceeding $50,000,000; and

                  (viii)   Liens permitted under Section 7 of the Lease.

         For purposes of this Section 5.1(p) the following terms have the following meanings:

         "Capital Lease" means, with respect to any Person, any lease of any property by that Person as lessee which would, in conformity with GAAP, be required to be accounted for as a capital lease on the balance sheet of that Person.

         Debt" means (i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under Capital Leases, or (iii) obligations under guarantees in respect of indebtedness or in respect of obligations of others of the kinds referred to in clause (i) or (ii) above.

SECTION 6. OTHER COVENANTS AND AGREEMENTS

         6.1      COOPERATION WITH LESSEE.

         Certificate Trustee, the Agents and each other Financing Party shall, to the extent reasonably requested by Lessee (but without assuming additional liability on account thereof), at such party's cost and expense, cooperate to allow Lessee to (a) perform its covenants contained in Section 5 including, without limitation, at any time and from time to time, to promptly and duly execute and deliver any and all such further instruments, documents and financing statements (and continuation statements related thereto) as Lessee may reasonably request in order to perform such covenants and (b) perform Lessee's requirements as a lessee of an Aircraft.

         6.2 COVENANTS OF PARTICIPANTS, AGENTS, CERTIFICATE TRUSTEE AND THE TRUST COMPANY.

         (a) Certificate Trustee Liens. Each of the Participants (severally and not jointly with any other Participants), the Agents, the Certificate Trustee and the Trust Company hereby agrees that so long as this Participation Agreement is in effect it:

                  (i) will not create, incur, assume or suffer to exist any Certificate Trustee Lien attributable to it upon the Lease, the Aircraft or other Collateral;

                  (ii) will remove any Certificate Trustee Lien created or incurred by it and use its best efforts to remove any Certificate Trustee Lien attributable to it assumed or suffered to exist by it upon the Lease, the Aircraft or other Collateral; provided, however, that any action taken pursuant to this clause (ii) shall not limit Lessee's rights or remedies under any of the Operative Documents. In the event of any Certificate Trustee Lien attributable to Certificate Trustee or the Trust Company, in addition to complying with its obligations under this clause (ii), the Certificate Trustee or the Trust Company, as the case may be, will cause in its individual capacity restitution to be made to the Trust Estate in the amount of any diminution of the value thereof as a result of such Certificate Trustee Lien; and

                  (iii) will not, through its own actions or inactions, interfere in the quiet enjoyment, use, operation or possession of any Aircraft by Lessee unless a Lease Event of Default shall have occurred and be continuing.

         (b) Trust Agreement. Without prejudice to any right under the Trust Agreement of the Trust Company to resign as Certificate Trustee, or the Certificate Holders' rights under the Trust Agreement to remove Certificate Trustee, each of the Certificate Holders hereby agrees with Lessee (so long as no Event of Default shall have occurred and be continuing), the Lenders and the Agents (i) not to terminate or revoke the trust created by the Trust Agreement, except as permitted by the Trust Agreement, prior to the later of the Expiration Date or the payment in full of the obligations under the Notes and Certificates,
(ii) not to amend, supplement, terminate or revoke or otherwise modify any provision of the Trust Agreement prior to the Expiration Date in such a manner as to materially and adversely affect the rights of any such party, (iii) except as otherwise expressly authorized under the Operative Documents, not to withdraw from the Trust Estate any funds other than amounts payable to it by Certificate Trustee as distributions of Basic Rent and Supplemental Rent without the prior written consent of each such party and (iv) to comply with all of the terms of the Trust Agreement and the other Operative Documents applicable to it, the nonperformance of which is reasonably likely to adversely affect such party.

         (c) Successor Certificate Trustee. Certificate Trustee or any successor may resign or be removed by the Required Certificate Holders as Certificate Trustee, a successor Certificate Trustee may be appointed, and a corporation may become Certificate Trustee under the Trust Agreement, only in accordance with the provisions of the Trust Agreement. Notwithstanding anything to the contrary contained in this Participation Agreement or the Trust Agreement, so long as no Event of Default shall be continuing, the appointment of a successor Certificate Trustee shall be subject to the consent of the Lessee (such consent not to be unreasonably withheld or delayed).

         (d) Indebtedness; Other Business. The Trust Company agrees that it, in its capacity as Certificate Trustee, shall not, on behalf of the Trust, contract for, create, incur or assume any Indebtedness, or other obligation or contractual commitment or enter into any business or other activity, other than pursuant to or under the Operative Documents and, for the benefit of Lessee, Agents and the Lenders, the Trust Company agrees in such capacity to be bound by
Section 1.2(b) of the Trust Agreement.

         (e) Change of Principal Place of Business. The Trust Company agrees that it, in its capacity as Certificate Trustee, shall give prompt notice to the Certificate Holders, Lessee and Agents, if Certificate Trustee's principal place of business or chief executive office (if it has more than one place of business), or the office where the records concerning the accounts or contract rights relating to the Overall Transaction are kept, shall cease to be located at the address in the State of Utah set forth on Schedule III, or if it shall change its name or identity.

         (f) Loan Agreement. For the benefit of Lessee, the Trust Company and each Participant hereby agree that, so long as the Lease is in effect, Certificate Trustee shall not consent to or permit any amendment of the terms and provisions of the Loan Agreement, the Security Agreement or any Note, whether or not any Event of Default shall have occurred and be continuing, if any such amendment or action would have the effect of increasing the obligations of Lessee or decreasing the rights of Lessee or would otherwise adversely affect Lessee, in each case without the prior written consent of Lessee.

         (g) Depreciation. Prior to the Expiration Date (and thereafter unless the Lease shall have terminated and Lessor shall not have conveyed title to the Aircraft to any other Person), neither Certificate Trustee nor any Participant shall claim any federal or state tax attributes or benefits (including depreciation) relating to the Aircraft unless required to do so by an appropriate taxing authority or after a clearly applicable change in Applicable Laws or as a protective response to a proposed adjustment by an Authority; provided, however, that if an appropriate taxing authority shall require Certificate Trustee or any Participant to claim any such federal or state tax attributes or benefits, such Person shall promptly notify the Lessee thereof and shall permit Lessee to contest such requirement in a manner similar to the contest rights provided in, and subject to any applicable limitation to a contest contained in, Section 7.2(b).

         (h) Insolvency Proceedings. Each of the Participants, Certificate Trustee, in its individual capacity, each Agent, in its respective individual capacity, and Lessee covenants as to itself, not jointly with any other Person, that it shall not (i) commence any action, proceeding or other case with respect to Certificate Trustee under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, arrangement, winding up, liquidation, dissolution, composition or other relief with respect to indebtedness, (ii) seek appointment of a receiver, trustee, custodian or other similar official with respect to Certificate Trustee and for all or any substantial benefit of the creditors of Certificate Trustee, or (iii) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in this clause (h), except in each case, as expressly permitted pursuant to the Loan Agreement upon the occurrence of a Loan Event of Default.

         (i) Release of Documents. Administrative Agent hereby agrees that, upon a sale of the Aircraft pursuant to the terms of the Lease and payment of all amounts due and owing from Lessee under the Operative Documents or repayment in full of all Loans and Certificate Amounts and all other amounts due and owing from Lessee under the Operative Documents to Administrative Agent and the Participants, Administrative Agent shall promptly execute and deliver to the Lessee a release of the Security Agreement, and releases of all other Liens created by the Operative Documents, and termination statements for any financing statements relating to the Aircraft which are then of record naming Administrative Agent as secured party or assignee thereof.

         6.3      TRANSFER OF PARTICIPANT'S INTERESTS; ASSIGNMENTS.

         (a) All or any part of the interest of any Lender in, to or under this Participation Agreement, the other Operative Documents, the Aircraft or the Notes may be assigned or transferred by such Lender at any time to any Person; provided, however, that (i) no such assignment or transfer shall be effective unless such assignee or transferee has complied with the obligations set forth in Section 7.3 hereof; (ii) each assignment or transfer shall comply with all applicable securities laws; (iii) each assignment or transfer shall consist of a transfer of equivalent portions of such Lender's Notes, and equivalent portions of such Lender's rights and obligations under the Loan Agreement (if applicable to such Lender) and the LAPA; (iv) each assignment or transfer of Loans shall be in a minimum aggregate amount of $10,000,000 and $1,000,000 integral multiples in excess thereof (or, if less, the aggregate amount of Loans then held by the assignor or transferor Lender), unless such assignment or transfer is to a then existing Participant, or by the CP Lender to an Eligible CP Lender; (v) unless the assignee or transferee is a then existing Participant, a then existing lender under any credit agreement with Lessee or its Affiliates or an Affiliate of a Lender (in each case solely with respect to transfers by a Facility Lender) or an Eligible CP Lender (solely with respect to transfers by a CP Lender) or satisfies clause (vi) below, or in any case if an Event of Default has occurred and is continuing, the transferee or assignee shall be a Person consented to in writing by Lessee, such consent not to be unreasonably withheld or delayed; (vi) in the case of an assignment by a Facility Lender, the transferee or assignee shall be an Eligible Assignee; (vii) Administrative Agent shall have received from assignee/transferee or the assignor/transferor a transfer fee in the amount of $2,500; (viii) each assignment or transfer shall comply with Section 10.1 of the LAPA, (ix) Lessee shall have received evidence reasonably satisfactory to it that the requirements of this Section 6.3(a) have been satisfied, and (x) each assignee or transferee shall (A) acknowledge in writing, addressed and delivered to each of the parties to this Participation Agreement, that the obligations to be performed from and after the date of such transfer or assignment under this Participation Agreement and all other Operative Documents are its obligations, including the obligations imposed by this Section 6.3(a) (and except for an assignment from the CP Lender to the applicable Liquidity Banks under the LAPA, the transferor and transferee Participant shall deliver to Lessee, Administrative Agent and Certificate Trustee an Assignment Agreement and an Investor's Letter, each executed by the assignee or transferee) and (B) further represents and warrants to Certificate Trustee, each Agent, each Participant and Lessee in writing each of the representations and warranties as set forth in
Section 3.3 mutatis mutandis and that:

                  (w) it has the requisite power and authority to accept such assignment or transfer;

                  (x) it will not transfer any Note unless the proposed transferee makes the foregoing representations and covenants;

                  (y) it will not take any action with respect to such Note that would violate any applicable securities laws; and

                  (z) it will not assign or transfer any interest in its Note except in compliance with this Section 6.3(a).

Any transfer or assignment made in violation of the above requirements shall not be effective against the other parties to this Participation Agreement until such requirements are satisfied. No sale; assignment or transfer contemplated by
Section 2.2(e) hereof shall be subject to the restrictions contained in this
Section 6.3.

         (b) Any Certificate Holder may assign or transfer all or any part of its interest in, to and under this Participation Agreement, the other Operative Documents and the Aircraft at any time to any Person; provided, however, that (i) no such assignment or transfer shall be effective unless such assignee or transferee has complied with the obligations set forth in Section
7.3 hereof, (ii) unless the assignee or transferee satisfies clause (v) below or an Event of Default has occurred and is continuing, the assignee or transferee shall be a Person consented to in writing by Lessee, such consent not to be unreasonably withheld or delayed; (iii) each assignment or transfer shall comply with all applicable securities laws; (iv) unless the assignee or transferee is a then existing Participant or a then existing lender under the Credit Agreement, the assignee or transferee shall be an Eligible Assignee; (v) the assignee or transferee shall be (A) a bank or other financial institution with its senior unsecured long-term debt rated at least BBB- by S&P or Baa3 by Moody's, or (B) any Subsidiary of such a bank, financial institution or corporation, provided that such bank, financial institution or corporation furnishes a guaranty with respect to the transferee's obligations as a Participant; (vi) Lessee receives evidence reasonably satisfactory to it that the requirements of this Section 6.3(b) have been satisfied; and (vii) each assignee or transferee (A) acknowledges that the obligations to be performed from and after the date of such transfer or assignment under this Participation Agreement and all other Operative Documents are its obligations, including the obligations imposed by this Section 6.3(b) (and the transferor and transferee Certificate Holder shall deliver to Lessee, Certificate Trustee and the Administrative Agent an Assignment Agreement and an Investor's Letter, executed by the assignee or transferee) and (B) further represents and warrants to Lessee, Certificate Trustee, each Agent and each Participant as set forth in Section 3.3 mutatis mutandis and that:

                  (v) it has the requisite power and authority to accept such assignment or transfer and to engage in the Overall Transaction;

                  (w) it will not take any action with respect to its Certificate that would violate any applicable securities laws;

                  (x) it will not assign or transfer any Certificate except in compliance with this Section 6.3(b); and

                  (y) it will not transfer any Certificate unless the proposed transferee makes the foregoing representations and covenants.

         6.4      PARTICIPATIONS.

         Any Participant may at any time sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Sub-Participant") participating interests in all or a portion of its rights and obligations under this Participation Agreement, the other Operative Documents, or its Notes or Certificates (including, without limitation, all or portion of the Rent owing to it); provided, however, that:

         (a) no such participation shall be effective unless such Sub-participant complies with the obligations set forth in Section 7.3 hereof;

         (b) no participation contemplated in this Section 6.4 shall relieve such Participant from its obligations hereunder or under any other Operative Document;

         (c) such Participant shall remain solely responsible for the performance of its Commitment and such other obligations;

         (d) Lessee shall continue to deal solely and directly with such Participant in connection with such Participant's rights and obligations under this Participation Agreement and each of the other Operative Documents;

         (e) each such Sub-Participant will make representations and warranties to the Participant that are consistent with Section 3.3, mutatis mutandis;

         (f) no Sub-Participant shall be entitled to have any right to vote or grant or withhold consents or otherwise to require such Participant or Lessee to take or refrain from taking any action hereunder or under any other Operative Document; and

         (g) no Sub-Participant shall be entitled to the benefits of Sections 7.4 through 7.6 hereof in excess of the right of the Participant selling the relevant participating interest.

         Notwithstanding the provisions of Section 6.3 and the foregoing provisions of this Section 6.4, any sale of a percentage interest from the CP Lender to any Liquidity Bank pursuant to the LAPA shall not be subject to the provisions of Section 6.3 or the foregoing provisions of this Section 6.4, but instead the provisions of the LAPA and the applicable provisions of this Participation Agreement, other than the provisions of Section 6.3 and the foregoing provisions of this Section 6.4, shall be applicable.

         6.5      DISCLOSURE OF INFORMATION; PLEDGE UNDER REGULATION A.

         (a) Subject to Section 9.18 hereof, any Participant, any Agent or Certificate Trustee may, in connection with any assignment or participation or proposed assignment or participation pursuant to Sections 6.3 or 6.4 or this
Section 6.5 hereof, disclose to the assignee or participant or proposed assignee or participant any information relating to Lessee.

         (b) Anything in Sections 6.3, or 6.4 or this Section 6.5 hereof to the contrary notwithstanding, any Lender may, without the consent of Lessee, assign and pledge all or any portion of the Notes held by it to any Federal Reserve Bank, the United States Treasury or to any other financial institution as collateral security pursuant to Regulation A of the F.R.S. Board and any operating circular issued by the Federal Reserve System and/or the Federal Reserve Bank or otherwise, but no such assignment shall relieve any Lender of its obligations hereunder.

         6.6      ASSIGNMENT OF CP LENDER'S INTEREST IN LOAN TO LIQUIDITY BANKS.

         In the event the CP Lender (i) exercises its option to sell all of its interests under its Loans to the Liquidity Banks pursuant to Section 3.2(a) of the LAPA or (ii) is required to sell all of its interests under its Loans to the Liquidity Banks pursuant to Section 3.2(g) of the LAPA, the CP Lender, without further act, will be deemed to have assigned to the Liquidity Banks on a several basis in accordance with their Percentage Interests all of its right, title and interest in the Operative Documents, and the Liquidity Banks will be deemed to have assumed as of the date of transfer on a several basis as aforesaid all obligations of the CP Lender arising on or after the date of transfer. In the event the CP Lender assigns all or a portion of its Loan and its rights and interests under the LAPA in accordance with provisions of Section 10.1(a) of the LAPA, then the CP Lender, without further act, will be deemed to have assigned to such assignee all or a portion, as applicable, of its right, title and interest in the Operative Documents and such assignee will be deemed to have assumed all or a portion, as applicable, of the obligations of the CP Lender arising on or after the date of such assignment. Administrator shall promptly notify Lessee of any assignment pursuant to this Section 6.6.

         6.7      REPLACEMENT OF OWNER TRUSTEE.

         The Participants, Administrative Agent and Certificate Trustee agree that, at Lessee's sole cost and expense, if at any time the Trust Company shall not have either a combined capital and surplus of at least $100,000,000 or have its senior unsecured long-term debt rated at least BBB- by S&P and Baa3 by Moody's (or shall not otherwise be guaranteed by a Person with such capital and surplus and with such ratings), so long as no Lease Event of Default shall have occurred and be continuing, upon Lessee's written request to take whatever action reasonably necessary to remove and replace the Trust Company as Certificate Trustee in accordance with the provisions of Section 4.10 of the Trust Agreement.

         6.8      REPLACEMENT OF A CERTIFICATEHOLDER.

         Each Certificate Holder hereby agrees, at Lessee's sole cost and expense, that if such Certificate Holder's senior unsecured long-term debt is not rated at least BBB- by S&P or Baa3 by Moody's, then, so long as no Lease Event of Default shall have occurred and be continuing, the Lessee may require such Certificate Holder to transfer or assign, in whole, its Certificate in accordance with the provisions of Section 6.3(b) to another Person with senior unsecured long-term debt rated BBB- by S&P or Baa3 by Moody's (a "Replacement Party") identified by the Lessee who is ready, willing and able to assume the rights and obligations of such Certificate Holder; provided that (i) the Lessee or such Replacement Party, shall have paid to such Certificate Holder in immediately available funds all amounts owed to it under the Operative Documents (including without limitation all unpaid Certificate Amounts and Yield and amounts payable pursuant to 7.6 hereof) and (ii) such assignment does not conflict with any Applicable Laws or Regulations of any Authority.

SECTION 7. INDEMNIFICATION

         7.1      GENERAL INDEMNIFICATION.

         (a) General Indemnity. Lessee agrees, whether or not any of the transactions contemplated hereby shall be consummated, to indemnify, protect, defend, save and keep harmless on an After-Tax Basis each Indemnitee from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnitee in any way relating to or arising out of (a) any of the Operative Documents or any of the transactions contemplated thereby or any investigation, litigation or proceeding in connection therewith, and any amendment, modification or waiver in respect thereof; or (b) any Aircraft leased by it or any part thereof or interest therein; or (c) the acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, abandonment, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, sale (including, without limitation, any sale or other transfer pursuant to Sections 21, 22 or 23 of the Lease), return or other disposition of all or any part of any interest in any Aircraft leased by it or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (i) Claims or penalties arising from any violation of law or in tort (strict liability or otherwise), (ii) any defect in any Aircraft arising from the material or any articles used therein or from the design, testing or use thereof or from any maintenance, service, repair, overhaul or testing of such Aircraft, (iii) latent or other defects, whether or not discoverable, (iv) any Environmental Claims arising from or relating to the construction, use, operation, ownership, maintenance, leasing or redelivery or other transfer of any Aircraft leased by it, (v) the manufacturing of the Aircraft leased by it, and (vi) any Claim for patent, trademark or copyright infringement relating to the Aircraft leased by it; (d) the offer, issuance, sale, transfer, conversion or delivery of the Notes or Certificates whether pursuant to Operative Documents or otherwise; (e) the breach by Lessee of any representation or warranty made by it or deemed made by it in any Operative Document; (f) the transactions contemplated hereby or by any other Operative Document, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in Section 4975(c) of the Code, or (g) any other agreement entered into or assumed by Lessee or its Affiliates in connection with the Aircraft. Notwithstanding the foregoing provisions of this Section 7.1(a), Lessee shall not be obligated to indemnify an Indemnitee under this Section 7.1(a) for any Claim to the extent that it is attributable to any of the following: (i) Taxes, loss of tax benefits and the cost and expense of tax controversies (whether or not indemnified by Lessee under Section 7.2), other than a payment necessary to make payments under this
Section 7.1(a) on an After-Tax Basis; provided, that the exclusion set forth in this clause (i) does not apply to any taxes or penalties included in Claims against which the Indemnitee is provided an indemnification under clause (f) of this Section 7.1(a); (ii) the gross negligence or willful misconduct of such Indemnitee or its Affiliates; (iii) the breach by such Indemnitee of its representations and warranties in any Operative Document as the case may be, or the breach by an Indemnitee of its covenants in any Operative Document; (iv) without limiting any other provision of the Operative Documents, a Claim for which the obligation of Lessee to indemnify such Indemnitee otherwise is determined pursuant to another provision of this Agreement or any other Operative Document; (v) a Certificate Trustee Lien attributable to such Indemnitee; or (vi) a Claim that has been incurred by such Indemnitee because it has engaged in transactions or activities other than those contemplated by this Agreement or any other Operative Document and such Claim would be imposed even if such Indemnitee had not engaged in the transactions or activities contemplated by this Agreement or any other Operative Document.

         (b)      Contests. In respect of the indemnification provided under
Section 7.1(a), promptly after receipt by an Indemnitee of notice of any pending or threatened Claim, such Indemnitee shall, if a claim in respect thereof is to be made against Lessee by such Indemnitee, give notice thereof to Lessee. So long as no Lease Event of Default is continuing, the Lessee, at its own expense, may elect to assume the defense of any such Claim through its own counsel, which shall be subject to the reasonable approval of the Administrative Agent, on behalf of the Indemnitee (with full right of subrogation to the Indemnitee's rights and defenses). Notwithstanding any of the foregoing to the contrary, the Lessee shall not be entitled to assume the defense of any Claim if such proceedings in the good faith opinion of the Indemnitee could entail any risk of criminal liability or unindemnified civil liability. Lessee shall indicate its election to assume such defense by written notice to the Indemnitee; provided that prior to Lessee's assuming such defense Lessee shall acknowledge in writing to such Indemnitee its obligation to fully indemnify such Indemnitee for such Claim by written notice to the Indemnitee within 30 days following receipt of Indemnitee's notice of the Claim, or in the case of a third party claim which requires a shorter time for response then within such shorter period. If Lessee admits liability but elects not to assume the defense thereof, such Indemnitee shall defend such Claim (with Lessee paying the reasonable cost of such defense). If Lessee denies liability or fails to respond to the notice within the time period set forth above, the Indemnitee may defend or compromise the Claim as it deems appropriate without prejudice to any of Indemnitee's rights hereunder and with no further obligation to inform Lessee of the status of the Claim (unless requested in writing as to the then status of such Claim) and no right of Lessee to approve or disapprove any actions taken in connection therewith by the Indemnitee. If Lessee shall have elected to assume the defense of any such Claim, then upon the request of Lessee, the Indemnitee requesting payment of indemnity under Section 7.1(a) shall promptly furnish Lessee with copies of any records or documents pertaining to the matter to be indemnified and, to the extent known by such Indemnitee, a reasonably detailed explanation of the circumstances giving rise to the claim of indemnification and the determination of the amount of the requested indemnity payment. Upon payment in full to Indemnitee of any indemnity pursuant to Section 7.1(a), the Lessee shall be subrogated to any right of Indemnitee in respect of the matter against which such indemnity has been paid. If Lessee shall have elected to assume the defense of any such Claim, upon the written request at any time and from time to time of Lessee, Indemnitee shall, at the expense of Lessee, take such reasonable actions and execute such documents as are necessary or reasonably appropriate to assist Lessee in the preservation and enforcement against third parties of Lessee's right of subrogation hereunder. The Indemnitee may employ separate counsel in any such Claim in which Lessee shall have elected to assume the defense and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitee unless the Indemnitee shall have been advised in writing by its counsel that there exists a conflict of interest in such counsel's representation of the Indemnitee and Lessee. All fees and expenses of such contests shall be paid periodically as incurred. Lessee shall not, without the prior written consent (not to be unreasonably withheld) of the Indemnitee, effect any settlement of any such Claim unless such settlement includes an unconditional release of the Indemnitee from all liabilities that are the subject of such Claim. The parties agree to cooperate in any defense or settlement of any such Claim and to give each other reasonable access to all information relevant thereto subject to appropriate confidentiality agreements. The parties will similarly cooperate in the prosecution of any claim or lawsuit against any third party.

         7.2      GENERAL TAX INDEMNITY.

         (a) Tax Indemnity. Lessee, on written demand, shall indemnify and hold each Indemnitee harmless from and against, on an After-Tax Basis, any and all Taxes, that are imposed, on or with respect to such Indemnitee, by the United States or by any state or local government or other taxing authority in the United States, or by any taxing authority outside the United States, in connection with or in any way relating to: (i) the manufacture, acquisition, mortgaging, design, construction, preparation, installation, inspection, delivery, non-delivery, transport, location, acceptance, rejection, purchase, ownership, possession, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition, substitution, storage, transfer of title, redelivery, use, financing, refinancing, operation, condition, purchase, repurchase, sale, return, abandonment, importation, exportation or other application or disposition of all or any part of any Aircraft leased by it or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) thereon, (ii) Basic Rent or Supplemental Rent or the hire, receipts, income or earnings arising from or received with respect to any Aircraft or any part thereof leased by it, or any interest therein or any applications or dispositions thereof, (iii) any other amount paid or payable pursuant to the Certificates, the Notes or any other Operative Documents, the property or the income or other proceeds with respect to the property held in the Trust Estate, (iv) any Aircraft or any part thereof leased by it or any interest therein, (v) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and (vi) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents or the enforcement thereof; provided, however, that the indemnification obligation of this Section 7.2(a) shall not apply to: (1) Taxes (including franchise taxes) in respect of the overall net income or capital gains of an Indemnitee (other than Taxes imposed on the Certificate Trustee, the Trust or the Trust Estate) imposed by (x) any governmental or taxing authority of the jurisdiction in which such Indemnitee is organized and, in the case of a Lender, the jurisdiction in which its LIBOR Office is located or (y) any other governmental or taxing authority; provided, however, that in the case of Taxes imposed by a government or taxing authority not described in clause (x), such Taxes shall not be excluded from the indemnification obligation of this Section 7.2(a) to the extent that such Taxes would have been imposed had (A) the location, possession or use of any Aircraft, any Airframe, or any Related Engine in, the location or the operation of the Lessee or any use of any Aircraft, any Airframe or any Related Engine in, or the making of payments under the Operative Documents from, the jurisdiction imposing such Taxes and/or (B) the activities of any one or more of the Indemnitees in the jurisdiction imposing the Taxes in connection with its or their enforcement of remedies under the Operative Documents, been the sole connection between such Indemnitee and the jurisdiction imposing such Taxes; provided further, that this clause (1) shall not be interpreted to prevent a payment from being made on an After-Tax Basis if such payment is otherwise required to be so made; (2) Taxes that result from (x) a voluntary transfer, assignment, participation or other voluntary disposition by the Indemnitee or any of its Affiliates of all or any portion of its interest in any Aircraft, any Airframe, any Related Engine, any Collateral, the Trust Estate, any Indemnitee, the Certificates or the Operative Documents (other than a transfer or disposition resulting from (A) an Indemnitee's exercise of remedies under the Lease during the occurrence and continuation of a Lease Event of Default, (B) Lessee's exercise of the Sale Option or Purchase Option under the Lease, (C) any other transfer to Lessee or its Affiliates under the Operative Documents, or (D) any transfer made at the request of the Lessee) or (y) an involuntary transfer, any participation or other involuntary disposition by the Indemnitee or any of its Affiliates of all or any part of an interest in any Aircraft, any Airframe, any Related Engine, the Trust Estate, any Indemnitee, the Certificates or the Operative Documents (other than any such transfer or disposition that occurs while a Lease Event of Default has occurred and is continuing) in connection with any bankruptcy or other proceeding for the relief of debtors in which an Indemnitee or any of its Affiliates is the debtor or any foreclosure by a creditor of an Indemnitee or any of its Affiliates that is in each case unrelated to the transactions contemplated by the Operative Documents; (3) Taxes (other than those to the extent necessary to make a payment on an After-Tax Basis) imposed on or against or payable by such Indemnitee to the extent of the excess of such Taxes over the amount of such Taxes that would have been imposed and indemnified hereunder had there not been a transfer by the original Indemnitee (from which such Indemnitee derives its interest) of any interest in any Aircraft, any Airframe, any Related Engine, the Certificates, the Trust Estate, any Indemnitee or the Operative Documents, unless such transferee acquired its interest during the occurrence and continuation of a Lease Event of Default or as the result of the substitution of the Certificate Trustee or unless the transfer of such interest to such transferee was made at the request of Lessee; (4) Taxes imposed with respect to any period (except during the occurrence and continuance of a Lease Event of Default) after the expiration or earlier termination of the Lease (but not to the extent attributable to events occurring on or prior to such date);
(5) Taxes resulting from (x) the gross negligence, willful misconduct or fraud of the Indemnitee or any of its Affiliates or (y) the inaccuracy or breach of a representation or warranty or covenant of such Indemnitee under the Operative Documents (unless such inaccuracy or breach is caused by Lessee's breach of any representation, warranty or covenant under the Operative Documents); (6) Taxes that would not have been imposed had such Indemnitee complied with the requirements of Section 7.3; and (7) any interest, penalties or additions to Tax that result from the failure of an Indemnitee to file any return properly and timely, unless such failure is caused by the failure of Lessee to fulfill its obligations, if any, under this Agreement with respect to such return.

         (b) Contests. Lessee shall pay on or before the time or times prescribed by law any Taxes that Lessee is liable for hereunder. If any claim or claims is or are made against any Indemnitee for any Tax which is subject to indemnification as provided in Section 7.2(a), Indemnitee shall as soon as practicable, but in no event more than 30 days after receipt of formal written notice of the Tax or proposed Tax, notify the Lessee. If requested by Lessee in writing within 30 days of Lessee's receipt of such notice from the Indemnitee, such Indemnitee shall contest (including all judicial appeals other than to the United States Supreme Court), at the expense of Lessee, in the name of such Indemnitee (or such Indemnitee, in its sole discretion, may require Lessee, if permitted by Applicable Laws and Regulations, to contest in the name of Lessee or such Indemnitee) the validity, applicability or amount of such Tax; provided that such contest shall be required only if (i) in the reasonable opinion of Lessee and its tax counsel reasonably acceptable to such Indemnitee, there exists a reasonable basis, within the meaning of ABA Formal Opinion No. 85-352, to contest such Tax, (ii) no Lease Event of Default has occurred and is continuing, (iii) Lessee has acknowledged in writing its liability for the Tax at issue to the extent the contest is not successful, (iv) the contest will not result in a risk of criminal liability of an Indemnitee or a material risk of sale, loss or forfeiture of the Aircraft or any part thereof or interest therein, (v) the amount of the Tax exceeds $25,000, and (vi) Lessee pays all reasonable expenses incurred by the Indemnitee in contesting any such Tax (including, without limitation, all reasonable attorneys' and accountants' fees), upon demand by the Indemnitee. Lessee shall have the right to participate in the conduct of any proceedings controlled by the Indemnitee to the extent that such participation by such Person does not interfere with the Indemnitee's control of such contest and Lessee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitee shall have the right to participate in the conduct of any proceedings controlled by Lessee to the extent that such participation by such Person does not interfere with Lessee's control of such contest, and the Indemnitee shall in all events be kept informed, to the extent practicable, of material developments relative to such proceedings. The Indemnitees agree that a contested claim for which Lessee would be required to make a reimbursement payment hereunder will not be settled or compromised without Lessee's good faith prior written consent unless the Indemnitee waives its right to indemnification hereunder and repays the Taxes advanced by Lessee as a non-interest bearing loan by Lessee to such Indemnitee (as provided below) with interest at the Overdue Rate from the date of payment until receipt thereof by Lessee. Indemnitee shall endeavor to settle or compromise any such contested claim in accordance with written instructions received from the Lessee; provided, that (x) Lessee on or before the date the Indemnitee executes a settlement or compromise pays the contested Tax to the extent agreed upon or makes an indemnification payment to the Indemnitee in an amount acceptable to the Indemnitee; and (y) the settlement or compromise does not, in the reasonable opinion of the Indemnitee, adversely affect the right of the Certificate Trustee or such Indemnitee to receive Rent or the Lease Balance or any other payment pursuant to the Operative Documents, or involve a material risk of sale, forfeiture or loss of any Aircraft or any interest therein. The failure of an Indemnitee to contest timely a claim against it for any Tax which is subject to indemnification under Section 7.2(a) and for which it has an obligation to Lessee to contest under this Section 7.2(b) in the manner required by Applicable Laws and Regulations where Lessee has timely requested that such Indemnitee contest such claim shall relieve Lessee of its obligations to such Indemnitee under Section 7.2(a) with respect to such claim only to the extent such failure results in the loss of an effective contest. If Applicable Laws and Regulations require the payment of a contested Tax as a condition to, or regardless of, its being contested (or if the Indemnitee controls such contest and decides to pursue such contest by paying the Tax and seeking a refund thereof), and Lessee chooses to contest such Tax or to direct the Indemnitee to contest such Tax in accordance with this Section, then Lessee shall provide the Indemnitee with the funds to pay such Tax, such provision of funds to be deemed a non-interest bearing loan by Lessee to the Indemnitee to be repaid by any recovery of such Tax from such contest and remaining unpaid amount not recovered to offset Lessee's obligation to indemnify the Indemnitee for such Tax. Lessee shall indemnify the Indemnitee on an After-Tax Basis in accordance with Section 7.7 for and against any adverse consequences of any such interest-free loan. In the event that the Indemnitee receives a refund (or like adjustment) in respect of any Tax for which the Indemnitee has been reimbursed by Lessee, the Indemnitee shall promptly remit the amount of such refund (or like adjustment), plus any interest received thereon, to Lessee, net of all reasonable costs and expenses incurred by such Indemnitee in connection therewith; provided, however, that the Indemnitee shall not be required to remit any amount pursuant to this sentence in excess of the amounts previously paid by Lessee to, or on behalf of, such Indemnitee with respect to such Tax pursuant to this Section 7, plus any interest received thereon; provided, further, that Indemnitee shall not be required to remit any amount pursuant to this sentence for so long as a Lease Event of Default has occurred and is continuing.

         (c) Payments. Subject to Section 7.2(b), any Tax indemnifiable under Section 7.2(a) shall be paid by Lessee directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted, is not practicable or is otherwise not made, any amount payable to an Indemnitee pursuant to
Section 7.2(a) shall be paid within thirty days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the amount so payable, but not before the date that is five Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to Section 7.2(a) directly to the Indemnitee entitled thereto or Lessee, as the case may be, shall be made in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in this Participation Agreement. Upon the request of any Indemnitee with respect to a Tax that Lessee is required to pay, Lessee shall furnish to such Indemnitee the original or a certified copy of a receipt for Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnitee.

         (d) Reports. If any report, return or statement is required to be filed with respect to any Taxes that are subject to indemnification under
Section 7.2(a), Lessee shall, if Lessee is permitted by Applicable Laws and Regulations, timely prepare and file such report, return or statement; provided, however, that if Lessee is not permitted by Applicable Laws and Regulations to file any such report, return or statement, Lessee will promptly so notify the appropriate Indemnitee, in which case the Indemnitee, at Lessee's expense, will file any such report after preparation thereof by Lessee.

         (e) Calculation of Payments. If an Indemnitee or any Affiliate of such Indemnitee who files any tax return on a combined, consolidated, unitary or similar basis with such Indemnitee shall actually realize any saving of any Tax (net of any related Tax detriment) not indemnifiable by Lessee pursuant to the Operative Documents (by way of credit (including any foreign tax credit), deduction, exclusion from income or otherwise) by reason of any amount with respect to which Lessee has indemnified such Indemnitee pursuant to this Section 7.2, and such net Tax saving was not taken into account in determining the amount payable by Lessee on account of such indemnification, such Indemnitee shall pay to Lessee, so long as no Lease Event of Default shall have occurred and be continuing (but shall be required to make such payment at such time as the Lease Event of Default shall have been cured) within 10 days after such Indemnitee shall have actually realized such net Tax saving, the amount of such saving, together with the amount of any net Tax saving resulting from any payment pursuant to this sentence (provided that such payments by such Indemnitee shall not exceed the amount of the payments made by Lessee to or for such Indemnitee which gave rise to such savings and payment by such Indemnitee).

         (f) Refund. If an Indemnitee shall receive a refund of (or receive a credit against or any other current reduction in, any Tax not indemnified or paid by Lessee under this Section 7.2, in respect of) all or part of any Taxes which Lessee shall have paid on behalf of such Indemnitee or for which Lessee shall have reimbursed, advanced funds to or indemnified such Indemnitee

(or would have received such a refund, credit or reduction but for a counterclaim or other claim not indemnified by Lessee hereunder (a "deemed refund")), within 10 days of such receipt (or, in the case of a deemed refund, within 30 days of the final determination of such deemed refund), such Indemnitee shall pay or repay to Lessee an amount equal to the amount of such refund or deemed refund, plus any net tax benefit (taking into account any Taxes incurred by such Indemnitee by reason of the receipt of such refund, credit or reduction or deemed refund) realized by such Indemnitee as a result of any payment by such Indemnitee made pursuant to this sentence (provided that such payments by such Indemnitee shall not exceed the amount of the payments made by Lessee to or for such Indemnitee which gave rise to such refund and payment by such Indemnitee). If, in addition to such refund, credit or reduction or deemed refund, as the case may be, such Indemnitee shall receive (or would have received but for a counterclaim or other claim not indemnified by Lessee hereunder) an amount representing interest on the amount of such refund, credit or reduction, or deemed refund, as the case may be, such Indemnitee shall pay to Lessee within 10 days of such receipt or, in the case of a deemed refund, within 10 days of the final determination of such deemed refund, that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Lessee prior to the receipt of such refund or deemed refund. Notwithstanding the foregoing, such Indemnitee shall not be required to make any payment to Lessee under this Section 7.2(f) so long as a Lease Event of Default shall have occurred and be continuing (but shall be required to make such payment at such time as the Lease Event of Default shall have been cured).

         (g) Non-Parties. If an Indemnitee is not a party to this Agreement, the Lessee may require the Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of this Section 7.2 prior to making any payment to such Indemnitee under this Section 7.2.

         (h) Verification. The results of all computations required under this Section 7.2, together with a statement describing in reasonable detail the manner in which such computations were made, shall be delivered to the Lessee in writing. If Lessee so requests within 30 days after receipt of such computations, any determination shall be reviewed by a nationally recognized independent public accounting firm mutually acceptable to the relevant Indemnitee and the Lessee, who shall be asked to verify, after consulting with Lessee and the relevant Indemnitee whether the relevant Indemnitee's computations are correct, and to report its conclusions to both Lessee and the relevant Indemnitee. Subject to satisfactory confidentiality agreements, the relevant Indemnitee and Lessee hereby agree to provide such accountants with all information and materials as shall be reasonably necessary or desirable in connection herewith. The fees of the accountants in verifying an adjustment pursuant to this Section 7.2 shall be paid by the Lessee, unless such verification discloses an error adverse to Lessee in an amount greater than 10% of the amount of the indemnity payment as determined by the accounting firm, in which case such fees shall be paid by the relevant Indemnitee. Any information provided to such accountants by any Person shall be and remain the exclusive property of such Person and shall be deemed by the parties to be (and the accountants will confirm in writing that they will treat such information as) the private, proprietary and confidential property of such Person, and no Person other than such Person and the accountants shall be entitled thereto, and all such materials shall be returned to such Person. Such accounting firm shall be requested to make its determination within 30 days of the Lessee's request to such accounting firm for review. In the event such independent public accounting firm shall determine that such computations are incorrect, then such firm shall determine what it believes to be the correct computations. The computations of the independent public accounting firm shall be final, binding and conclusive upon, the Lessee and the relevant Indemnitee and Lessee shall not have any right to inspect the books, records, tax returns or other documents of or relating to the relevant Indemnitee to verify such computations or for any other purpose. The parties hereby agree that the independent public accounting firm's sole responsibility shall be to verify the computation of any amounts payable under this Section 7.2 and that matters of interpretation of this Agreement and the other Operative Documents are not within the scope of such independent public accounting firm's responsibilities.

         (i) Restructuring For Withholding Taxes. Each party covered by this Section 7.2 agrees to use reasonable efforts to investigate alternatives for reducing any withholding Taxes that are indemnified against hereunder or imposed on Rent (whether or not indemnifiable hereunder) and to use reasonable efforts to reduce any withholding Taxes that are indemnified against hereunder, but no Party shall be obligated to take any such action as such Party determines in its sole discretion will be adverse to its business or financial or commercial interests.

         7.3      WITHHOLDING TAXES EXEMPTION.

         If any Participant or any assignee of, or Sub-Participant in, any Note or Certificate (each such assignee or Sub-Participant, a "Transferee") is organized under the laws of any jurisdiction other than the United States or any State thereof, then such Participant or Transferee, as applicable, shall (as a condition precedent to acquiring or participating in any Loan or Certificate and as a continuing obligation to Certificate Trustee and Lessee) (i) furnish to Certificate Trustee, the CP Lender, the Agents and Lessee in duplicate, for each taxable year of such Participant or Transferee during the Term, a properly completed and executed copy of either Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any additional form (or such other form) as is necessary to claim complete exemption from United States withholding taxes on all payments hereunder, and (ii) provide to Certificate Trustee, the Agents and Lessee a new Internal Revenue Service Form 4224 or Internal Revenue Service Form 1001 and Internal Revenue Service Form W-8 or Internal Revenue Service Form W-9 and any such additional form (or any successor form or forms) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws and regulations and amendments duly executed and completed by such Participant or Transferee, and to comply from time to time with all applicable United States laws and regulations with regard to such withholding tax exemption. By its acceptance of a participation or assignment of a Participant's Note or Certificate, each Transferee shall be deemed bound by the provisions set forth in Sections 6.3,
6.4 and this Section 7.3. No Participant or Transferee that fails to comply with the requirements of this Section 7.3 shall be entitled to the benefit of any tax indemnity for gross-up of payments in respect of withholding taxes pursuant to
Section 7.2 .

         7.4      LIBO RATE ILLEGAL, UNAVAILABLE OR IMPRACTICABLE.

         (a) If any Participant shall determine in good faith (which determination shall, upon notice thereof to Lessee, be conclusive and binding on Lessee) that

                  (i) a change after the Closing Date in any Governmental Requirement or the interpretation thereof by any governmental authority, court, bureau or agency charged with the administration or interpretation thereof (whether or not having the force of law) makes it unlawful, or the applicable central bank or other applicable Authority asserts that it is unlawful, for such Participant or its principal bank Affiliate to make, continue or maintain any amount of such Participant's investment in the Notes or Certificates on a LIBO Rate basis, or

                  (ii) deposits in Dollars (in the applicable amounts) are not being offered to such Participant or its principal bank Affiliate in the relevant market for the applicable Payment Period, or that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the applicable LIBO Rate, or

         (b) If the Administrative Agent determines in good faith (which determination shall, upon notice thereof to Lessee, be conclusive and binding upon Lessee) that the LIBO Rate, as determined by the Administrative Agent, will not adequately and fairly reflect the cost to any Participant or its principal bank Affiliate of maintaining or funding its investments for the applicable Payment Period, or that the making or funding of such Participant's investment hereunder on a LIBO Rate basis has become impracticable as a result of an event occurring after the date hereof which in the opinion of such Participant materially changes such investment, or

         (c) If an Event of Default shall have occurred and be continuing, then the obligations of such Participant to make, continue or maintain any such investment in the Notes or Certificates on a LIBO Rate basis shall, upon such determination (and with respect to 7.4(a) and (b) above, upon notice thereof to Lessee), forthwith be suspended until such Participant shall notify Lessee that such circumstances no longer exist, and all Interest and Yield included in Basic Rent (and Interest and Yield) allocable to such Participant shall automatically be determined on a Reference Rate basis (plus any applicable basis points) beginning on the next immediately succeeding Payment Date with respect thereto or sooner, if required by such law, assertion or determination.

         (d) As used herein, "Reference Rate" shall mean, for any day, the higher of: (i) 0.50% per annum above the latest Federal Funds Rate; or (ii) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, as its "reference rate." (The "reference rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.) Any change in the reference rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

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

         7.5      INCREASED COSTS.

         From and after the Closing Date, without duplication of any amounts otherwise payable under the Operative Documents, Lessee agrees to reimburse each Participant, within ten days after receipt of written notice from such party, for any increase in its cost or decrease in its effective rate of return incurred after the Closing Date (which shall include, but not be limited to, taxes (other than income or similar taxes), fees, charges or reserves) directly or indirectly resulting from the making of any Funding to or for the benefit of Lessee or maintaining of its Commitment, and arising as a result of:

         (a) any change after the Closing Date in any Governmental Requirement or the interpretation thereof by any governmental authority, court, bureau or agency charged with the administration or interpretation thereof (whether or not having the force of law); or

         (b) any capital or similar requirements imposed on any Participant or any corporation controlling any such party against assets or liabilities (or against any class thereof or any required change in the amount thereof) of, or commitments or extensions of credit by, any such party (including, without limitation, any such party's obligation to make Fundings hereunder).

Such reimbursement shall be made to the applicable Participant within ten days after the receipt by Lessee of notice from such party setting forth the nature and amount of such loss, decrease in its effective rate of return, or expense and an explanation as to how such amounts were calculated by such party, said notice to be conclusive and binding in the absence of manifest error. Lessee will pay all amounts required pursuant to this Section 7.5 to the applicable Participant in immediately available funds. Notwithstanding the foregoing provisions of this Section 7.5, if any Participant fails to notify Lessee of any event or circumstance which will entitle such Participant to compensation pursuant to this Section 7.5 within 60 days of such Participant obtaining knowledge of such event or circumstance, then such Participant shall not be entitled to compensation from Lessee for any amount arising prior to the date which is 60 days before the date on which such Participant notifies Lessee of such event or circumstance.

         7.6      FUNDING LOSSES.

         Lessee shall pay to Certificate Trustee, as Supplemental Rent, such amounts as may be necessary to reimburse any Participant for any loss or expense (including, without limitation, any administration costs) incurred (i) by reason of the liquidation or reemployment of deposits or other funds acquired by such Participant to make, continue or maintain any portion of its investment in any Note or Certificate on a LIBO Rate or CP Rate basis or (ii) as a result of any payment of all or any portion of the Lease Balance for any reason on a date other than a Payment Date, including, without limitation, by reason of acceleration (the amount of such loss or expense is called the "Break Funding Amount"). Any Participant shall promptly notify Certificate Trustee and Administrative Agent in writing of the amount of any claim under this Section 7.6, the reason or reasons therefor and the additional amount required fully to compensate such Participant for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on Lessee.

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

         7.7      Intentionally Omitted.

         7.8 FUNDING OFFICE; SUBSTITUTION OF CERTIFICATE HOLDER AND FACILITY LENDER.

         (a) If Lessee is required to pay additional amounts to or for the account of any Participant pursuant to Sections 7.4 or 7.5, to the extent applicable, then such Participant will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the sole judgment of such Participant, is not otherwise disadvantageous to such Participant.

         (b) Upon receipt by Lessee from any Certificate Holder or Facility Lender of a claim for compensation under Section 7.5 or a notice of the type described in Sections 7.4(a), 7.4(b) or 7.6 Lessee may arrange for one or more banks satisfying the requirements set forth in Section 6.3 for an assignee of such Certificate Holder or Facility Lender, as the case may be, to acquire and assume all or a ratable part of all of such affected Certificate Holder's or Facility Lender's Certificate Amount or Loans, respectively; provided however, that any designation of a replacement Certificate Holder or Facility Lender, as the case may be, shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld).

         7.9      AIRCRAFT

         In the event that (a) Lessee elects the Sale Option with respect to any Aircraft; and (b) after paying to Certificate Trustee, for the benefit of the Participants, any amounts due under Section 23 of the Lease, the Lease Balance for such Aircraft shall not have been reduced to zero, then Lessee shall promptly pay over to Certificate Trustee on the Expiration Date for such Aircraft the shortfall unless Lessee delivers a report from an appraiser selected by the Required Participants in form and substance reasonably satisfactory to the Required Participants and using approved methods substantially the same as those used in the Appraisal to the Required Participants which establishes that the reasons for the actual Fair Market Value of such Aircraft as of the Expiration Date being less than the Fair Market Value of such Aircraft anticipated for such date in the Appraisal delivered pursuant to Section 4.1(i) was not due to any of the following events, circumstances or conditions, whether or not permitted under the Lease: (i) the failure to maintain such Aircraft as required by the Lease and the other Operative Documents, and in at least the condition required under Section 6 of the Lease;
(ii) the carrying out of any modification and Improvements or the failure to undertake any Required Alterations whether or not permitted pursuant to the Operative Documents; (iii) the existence of any environmental condition at or affecting such Aircraft whether or not such condition existed on the applicable Delivery Date; (iv) any defect, exception or other encumbrance on or title to such Aircraft whether or not created or existing on the Delivery Date of such Aircraft; or (v) any other cause or condition within the power of Lessee to control or affect other than ordinary wear and tear.

SECTION 8 ADMINISTRATIVE AGENT

         8.1      APPOINTMENT.

         Each Participant hereby irrevocably designates and appoints Administrative Agent as the agent of such Participant under this Participation Agreement and the other Operative Documents,

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

and each such Participant irrevocably authorizes Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Participation Agreement and the other Operative Documents and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of this Participation Agreement and the other Operative Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Participation Agreement, Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Operative Documents, or any fiduciary relationship with any Participant or any other party to the Operative Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Participation Agreement or any other Operative Document or otherwise exist against Administrative Agent.

         8.2      DELEGATION OF DUTIES.

         Administrative Agent may execute any of its duties under this Participation Agreement and the other Operative Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         8.3      EXCULPATORY PROVISIONS.

         Neither Administrative Agent (in its capacity as such) nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Participation Agreement or any other Operative Document, except for its or such Person's own willful misconduct or gross negligence (or negligence in the handling of funds) or (b) responsible in any manner to any of the Participants or any other party to the Operative Documents for any recitals, statements, representations or warranties made by Certificate Trustee or Lessee or any officer thereof contained in this Participation Agreement or any other Operative Document or in any certificate, report, statement or other document referred to or provided for in, or received by Administrative Agent under or in connection with, this Participation Agreement or any other Operative Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Participation Agreement or any other Operative Document or for any failure of Certificate Trustee or Lessee to perform its obligations hereunder or thereunder. Administrative Agent shall not be under any obligation to any Lender or any other party to the Operative Documents to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Participation Agreement or any other Operative Document, or to inspect the properties, books or records of Certificate Trustee or Lessee.

         8.4      RELIANCE BY ADMINISTRATIVE AGENT.

         Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, Certificate, writing, resolution, notice, consent, certificate, affidavit, letter, facsimile message, statement, order or other document or other written communication believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to

Certificate Trustee or Lessee), independent accountants and other experts selected by Administrative Agent. Administrative Agent may deem and treat the payee of any Note or Certificate as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent. Administrative Agent shall be fully justified in failing or refusing to take any action under this Participation Agreement or any other Operative Document unless it shall first receive the advice or concurrence of the Required Participants, or it shall first be indemnified to its satisfaction by the applicable Participants against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Participation Agreement and the other Operative Documents in accordance with a request of the Required Participants, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Participants and all future holders of the applicable Notes or Certificates. Subject to the provisions of Section 9.5, wherever in the Operative Documents the consent or approval of Administrative Agent is required, such consent or approval may be given by Administrative Agent only upon its receipt of such consent or approval from the Required Participants.

         8.5      NOTICE OF DEFAULT.

         Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless Administrative Agent has received notice from a Participant or Certificate Trustee referring to this Participation Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that Administrative Agent receives such a notice, Administrative Agent shall promptly give notice thereof to the Participants, Certificate Trustee and Lessee. Administrative Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Participants; provided, however, that unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Participants.

         8.6      NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

         Each Participant expressly acknowledges that neither Administrative Agent, Administrator nor the Arranger, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates, has made any representations or warranties to it and that no act by Administrative Agent, Administrator or the Arranger hereinafter taken, including any review of the affairs of Certificate Trustee or Lessee, shall be deemed to constitute any representation or warranty by Administrative Agent, Administrator or the Arranger to any Participant. Each Participant represents to Administrative Agent, Administrator and the Arranger that it has, independently and without reliance upon Administrative Agent, Administrator, the Arranger or any other Participant, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of Certificate Trustee and Lessee and made its own decision to enter into this Participation Agreement. Each Participant also represents that it will, independently and without reliance upon Administrative Agent, Administrator, the Arranger or any other Participant, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Participation Agreement and the other Operative Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of Certificate Trustee and Lessee. Except for notices, reports and other documents expressly required to be furnished to the Participants by Administrative Agent hereunder, neither Administrative Agent, Administrator nor the Arranger shall have any duty or responsibility to provide any Participant with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of Certificate Trustee or Lessee which may come into the possession of Administrative Agent, Administrator, the Arranger or any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         8.7      INDEMNIFICATION.

         Administrative Agent agrees to look solely to Lessee under Section 7 hereof, and not to any other party hereto, for any claim for indemnification which may arise hereunder or under any other Operative Document.

         8.8      ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         Each Participant acknowledges that First Security Trust is acting as Administrative Agent hereunder. First Security Trust and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with Certificate Trustee, Lessee and their Affiliates as though it was not Administrative Agent hereunder and under the other Operative Documents and without notice to or consent of the Participants. Each Participant acknowledges that, pursuant to such activities, First Security Trust or its Affiliates may receive information regarding Lessee, Certificate Trustee or their Affiliates (including information that may be subject to confidentiality obligations in favor of Lessee, Certificate Trustee or their Affiliates) and acknowledges that such Persons shall be under no obligation to provide such information to them.

         8.9      SUCCESSOR ADMINISTRATIVE AGENT.

         Subject to the appointment and acceptance of a successor Administrative Agent as provided below, Administrative Agent may resign at any time by giving notice thereof to each Participant and Lessee or may be removed at any time by written notice from the Required Participants, such resignation or removal to be effective only upon appointment of a successor as herein provided and such successor's acceptance of such appointment. Upon any such resignation or removal, the Required Participants at the time of the resignation or removal shall have the right to appoint a successor Administrative Agent which shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America that is reasonably acceptable to Lessee (other than during the occurrence and continuation of a Significant Default or a Lease Event of Default) and that has a combined capital, surplus and undivided profits of at least $500,000,000. If, within 30 calendar days after the retiring Administrative Agent's giving of notice of resignation or receipt of a written notice of removal, a successor Administrative

Agent is not so appointed and does not accept such appointment, then the retiring or removed Administrative Agent may appoint a successor Administrative Agent and transfer to such successor Administrative Agent all rights and obligations of the retiring Administrative Agent. Such successor Administrative Agent shall be a commercial bank organized under the laws of the United States of America or any State thereof or under the laws of another country which is doing business in the United States of America that is reasonably acceptable to Lessee (other than during the occurrence and continuation of a Significant Default or a Lease Event of Default) and that has a combined capital, surplus and undivided profits of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the retiring or removed Administrative Agent shall be discharged from duties and obligations as Administrative Agent thereafter arising hereunder and under any related document without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Participation Agreement or any holders of the Notes or the Certificates. If the retiring Administrative Agent does not appoint a successor, Lessee may do so, or any Participant shall be entitled to apply to a court of competent jurisdiction for such appointment, and in any such case the successor so appointed shall act until such time, if any, as a successor shall have been appointed as above provided. After any retiring Administrative Agent's resignation as Administrative Agent, all of the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Participation Agreement and the other Operative Documents.

SECTION 9. MISCELLANEOUS

         9.1      SURVIVAL OF AGREEMENTS.

         The representations, warranties and indemnities of the parties provided for in the Operative Documents shall survive the execution and delivery and the termination or expiration of this Agreement and any of the Operative Documents, the transfer of the interest in the Aircraft as provided herein or in any other Operative Documents (and shall not be merged into any conveyance or transfer document), any disposition of any interest of Certificate Trustee in the Aircraft, the purchase and sale of the Notes or Certificates, payment therefor and any disposition thereof and shall be and continue in effect notwithstanding any investigation made by any party hereto or to any of the other Operative Documents and the fact that any such party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents.

         9.2      NO BROKER, ETC.

         Except for Lessee's dealing with the Arranger, each of the parties hereto represents to the others that it has not retained or employed any arranger, broker, finder or financial advisor to act on its behalf in connection with this Agreement, nor has it authorized any arranger, broker, finder or financial adviser retained or employed by any other Person so to act, nor has it incurred any fees or commissions to which Certificate Trustee, the Agents or any Participant might be subjected by virtue of their entering into the transactions contemplated by this Agreement. Any party who is in breach of this representation shall indemnify and hold the other parties harmless from and against any liability arising out of such breach of this representation.

         9.3      NOTICES.

         Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been given: (i) in the case of notice by letter, the earlier of when delivered to the addressee by hand or courier if delivered during normal business hours on a Business Day and, if not delivered on a Business Day, the first Business Day thereafter or on the third Business Day after depositing the same with any nationally recognized overnight courier service or on the seventh Business Day after depositing the same in the mails, registered or certified, postage prepaid, return receipt requested, and (ii) in the case of notice by facsimile, when receipt is confirmed if delivered on a Business Day during normal business hours and, if not delivered on a Business Day, the first Business Day thereafter, addressed as provided on Schedule III hereto, or to such other address as any of the parties hereto may designate by written notice.

         9.4      COUNTERPARTS.

         This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same agreement.

         9.5      AMENDMENTS.

         No Operative Document nor any of the terms thereof may be terminated, amended, supplemented, waived or modified without the written agreement or consent of Certificate Trustee, the Agents (but only to the extent any such termination, amendment, supplement, waiver or modification adversely affects the rights and/or obligations of such Agent), Lessee and the Required Participants; provided, however, that Section 9.16 and 10.4(iii) hereof may not be terminated, amended, supplemented, waived or modified without the written agreement or consent of the Arranger; and provided, further, that such termination, amendment, supplement, waiver or modification shall require the written agreement or consent of each affected Participant (or in the case of clause (b) below, each affected Certificate Holder) if such termination, amendment, supplement, waiver or modification would:

         (a) modify any of the provisions of this Section 9.5, change the definition of "Required Participants", or modify or waive any provision of any Operative Document requiring action by all of the Participants;

         (b) change the definition of "Required Certificate Holders" or modify or waive any provision of any Operative Document requiring action by each Certificate Holder;

         (c) reduce the amount or change the time of payment of any amount of principal owing or payable under any Note, Certificate or Interest or Yield owing or payable on any Note or Certificate, modify any of the provisions of
Article III of the Loan Agreement or Article III of the Trust Agreement;

         (d) modify, amend, waive or supplement any of the provisions of Sections 4.1(a), 10, 11, 13(a), 13(b), 13(f), 13(g), 22 and 23 of the Lease, or
the provisions of Section 2.2 hereof;

         (e) reduce, modify, amend or waive any fees, yield protection or indemnities in favor of such Participant (except that any Person may consent to any reduction, modification, amendment or waiver of any indemnity payable to
it);

         (f) modify, postpone, reduce or forgive, in whole or in part, any payment of Rent (other than pursuant to the terms of the Operative Documents), any Loan or Certificate Amount, Lease Balance, Fees, Loan Balance, Sale Recourse Amount, Maximum Lessor Risk Amount, amounts due pursuant to Section 22 or 23 of the Lease, Interest or Yield (except that any Person may consent to any modification, postponement, reduction or forgiveness of any payment of any such amount payable to it) or, subject to clause (d) above, any other amount payable under the Lease or this Participation Agreement, or modify the definition or method of calculation of Rent (other than pursuant to the terms of the Operative Documents), Loans or Certificate Amounts, Lease Balance, Fees, Loan Balance, Sale Recourse Amount, Maximum Lessor Risk Amount, Applicable Percentage or any other definition which would affect the amounts to be advanced or which are payable under the Operative Documents;

         (g) consent to any assignment of the Lease by Lessee, releasing Lessee from its obligations in respect of the payments of Rent, or changing the absolute and unconditional character of such obligations; or

         (h) release any Lien granted by Lessee or Certificate Trustee under the Operative Documents, except as provided in the Operative Documents or waive or forbear any Event of Default resulting from Lessee's failure to comply with the provisions of Section 23 of the Lease;

Notwithstanding the foregoing, the Agents, the Certificate Trustee and the Lessee may, at any time and from time to time, without the consent of any Participant, enter into any amendment, modification, supplement or replacement to this Agreement or any other Operative Document or one or more agreements supplemental hereto, in form reasonably satisfactory to the Agents to cure any ambiguity, correct or supplement any provision in this Agreement or any other Operative Document that may be defective or inconsistent with any other provision herein or therein; provided that any such action contemplated hereby shall not adversely affect the interests of the Participants and a copy of any such amendment, modification, supplement or agreement supplemental hereto is sent to the Participants by reputable commercial overnight delivery service or by telecopy not later than ten (10) days prior to the execution thereof by the Agents and the Certificate Trustee.

         9.6      HEADINGS, ETC.

         The Table of Contents and headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

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

         9.7      PARTIES IN INTEREST.

         Except as expressly provided herein, none of the provisions of this Agreement is intended for the benefit of any Person except the parties hereto, their successors and permitted assigns.

         9.8      GOVERNING LAW.

         THIS AGREEMENT HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE (EXCEPT TITLE 14 OF ARTICLE 5 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT THAT THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIEN ON THE AIRCRAFT TO THE EXTENT REQUIRED BY APPLICABLE LAW SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION.

         9.9      PAYMENT OF TRANSACTION COSTS AND OTHER COSTS.

         (a) Transaction Costs. As and when any portion of Transaction Costs becomes due and payable, such Transaction Costs shall be paid by the Lessee as Supplemental Rent. The Lessee shall promptly make payment of such Transaction Costs to the Person or Persons entitled to payment promptly following presentation of bills or invoices for the amount of such payment.

         (b) Continuing Expenses. The continuing fees, expenses and disbursements (including reasonable out-of-pocket counsel fees) of (i) Certificate Trustee, under the Lease and as trustee under the Trust Agreement with respect to the administration of the Trust Estate and (ii) the Agents under the Operative Documents, shall be paid (subject to the exclusions expressly set forth in the provisions of Section 7 of this Agreement) directly by the Lessee as Supplemental Rent.

         (c) Amendments, Supplements and Appraisal. Without limitation of the foregoing, from and after the Closing Date, the Lessee agrees to pay to the Participants, Certificate Trustee and the Agents all reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of special counsel to the Agents and Certificate Trustee and document counsel) incurred by any of them in connection with: (i) the considering, evaluating, investigating, negotiating and entering into or giving or withholding of any amendments or supplements or waivers or consents with respect to any Operative Document; (ii) any Event of Loss, or termination of the Lease or any other Operative Document;
(iii) the negotiation and documentation of any restructuring or "workout," whether or not consummated, of any Operative Document; (iv) the enforcement of the rights or remedies under the Operative Documents; (v) any transfer by Certificate Trustee or a Participant of any interest in the Operative Documents during the continuance of a Lease Event of Default; or (vi) any Delivery Date.

         (d) Other Costs. Subject to the exclusions expressly set forth in the provisions of Section 7 of this Agreement, the Lessee agrees to pay when due as Supplemental Rent all Fees and any other amounts payable by the Certificate Trustee under the Operative Documents (which other amounts payable by the Certificate Trustee are hereby expressly stated to be paid by the Lessee as Supplemental Rent).

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

         9.10     SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         9.11     LIMITED LIABILITY OF CERTIFICATE TRUSTEE.

         The parties hereto agree that the Certificate Trustee, in its individual capacity, shall have no personal liability whatsoever to Lessee, the Agents or the Participants or any of their respective successors and assigns for any Claim based on or in respect of this Agreement or any of the other Operative Documents or arising in any way from the transactions contemplated hereby or thereby; provided, however, that the Certificate Trustee shall be liable in its individual capacity (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds) and, to each Participant for the breach of its obligations to the Participants in respect of the Trust Agreement and the Trust Estate, (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in its individual capacity in
Section 3.1 or a breach of its covenants in Section 6.2 hereof, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents. The Certificate Trustee (in its individual capacity and as Lessor, Borrower and Certificate Trustee) shall have no responsibility for construction of the Aircraft or for the accuracy, sufficiency or adequacy of any of the information or documents submitted in connection with each Funding or upon delivery of the Aircraft.

         9.12     LIMITED LIABILITY OF THE AGENTS.

         The parties hereto agree that each Agent, in its individual capacity, shall have no personal liability whatsoever to Lessee, the Participants, the other Agent, Certificate Trustee or any of their respective successors and assigns for any Claim based on or in respect of this Participation Agreement or any of the other Operative Documents or arising in any way from the Overall Transaction; provided, however, that each Agent shall be liable in its individual capacity: (a) for its own willful misconduct or gross negligence (or negligence in the handling of funds) and, to each Participant for the breach of its obligations to such Participant in respect of the Operative Documents, (b) for liabilities that may result from the incorrectness of any representation or warranty expressly made by it in this Participation Agreement or from its failure to perform the covenants and agreements set forth in this Participation Agreement or any other Operative Document, or (c) for any Tax based on or measured by any fees, commission or compensation received by it for actions contemplated by the Operative Documents. It is understood and agreed that, except as provided in the preceding proviso, the Agents shall have no personal liability under any of the Operative Documents as a result of acting pursuant to and consistent with any of the Operative Documents.

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

         9.13     LIABILITIES OF THE PARTICIPANTS.

         No Participant shall have any obligation to any other Participant or to Lessee, Certificate Trustee or the Agents with respect to the transactions contemplated by the Operative Documents except those obligations of such Participant expressly set forth in the Operative Documents or except as set forth in the documents delivered in connection therewith, and no Participant shall be liable for performance by any other party hereto of such other party's obligations under the Operative Documents except as otherwise so set forth.

         9.14     SUBMISSION TO JURISDICTION; WAIVERS.

         (a)      Each party hereto irrevocably and unconditionally:

                  (i) submits for itself and its property in any legal action or proceeding solely for purposes of any legal action or proceeding relating to this Agreement or any other Operative Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in the borough of Manhattan, and appellate courts from any thereof;

                  (ii) consents that any such action or proceedings may be brought to such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth on Schedule III or at such other address of which the other parties hereto shall have been notified pursuant to Section 9.3; and

                  (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

         (b) THE PARTIES HERETO VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS PARTICIPATION AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY OF THE PARTIES HERETO AND THERETO. THE PARTIES HERETO HEREBY AGREE THAT THEY WILL NOT SEEK TO CONSOLIDATE ANY SUCH LITIGATION WITH ANY OTHER LITIGATION IN WHICH A JURY TRIAL HAS NOT OR CANNOT BE WAIVED. THE PROVISIONS OF THIS SECTION 9.14(b) HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO AND SHALL BE SUBJECT TO NO EXCEPTIONS. LESSEE ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER OPERATIVE

DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTICIPANTS ENTERING INTO THIS PARTICIPATION AGREEMENT AND EACH OTHER OPERATIVE DOCUMENT.

         9.15     REPRODUCTION OF DOCUMENTS.

         This Agreement, all documents constituting an Appendix, Schedule or Exhibit hereto, and all documents relating hereto received by a party hereto, including, without limitation: (a) consents, waivers and modifications that may hereafter be executed; (b) documents received by the Participants or Certificate Trustee in connection with the receipt and/or acquisition of the Aircraft; and
(c) financial statements, certificates, and other information previously or hereafter furnished to Certificate Trustee, the Agents or any Participant may be reproduced by the party receiving the same by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. Each of the parties hereto agrees and stipulates that, to the extent permitted by law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and that, to the extent permitted by law, any enlargement, facsimile, or further reproduction of such reproduction shall likewise be admissible in evidence.

         9.16     ROLE OF ARRANGER.

         Each party hereto acknowledges hereby that it is aware of the fact that the Arranger has acted as an "arranger" with respect to the Overall Transactions. The parties hereto acknowledge and agree that Arranger and its Affiliates, including Bank of America, National Association, have not made any representations or warranties concerning, and that they have not relied upon Arranger as to, the tax, accounting or legal characterization or validity of (i) the Operative Documents or (ii) any aspect of the Overall Transaction. The parties hereto acknowledge and agree that Arranger has no duties, express or implied, under the Operative Documents in its capacity as Arranger.

         9.17     CONSEQUENTIAL DAMAGES.

         Notwithstanding anything in any Operative Document to the contrary, no party to this Agreement shall have any liability for any consequential, indirect, punitive, exemplary, or special damages, including without limitation loss of business, opportunities, revenue or profits.

         9.18     CONFIDENTIALITY.

         Each Financing Party agrees (individually, but not on a joint and several basis) to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public information provided to it by the Lessee in connection with the Operative Documents and agrees and undertakes that no such Financing Party nor any of its respective Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by the Operative Documents or in connection with other business now or hereafter existing or contemplated with the Lessee or any Subsidiary of the Lessee. Each Financing Party may disclose such information:

         (a) at the request of any Authority or in connection with an examination of such Financing Party by any such Authority;

         (b) to such Financing Party's independent auditors, counsel and other professional advisors;

         (c) pursuant to subpoena or other court process or when required to do so in accordance with the provisions of any applicable law or at the express direction of any agency of any State of the United States of America or of any other jurisdiction in which such Financing Party conducts its business;

         (d) in connection with the defense of any litigation or other proceeding brought against it arising out of the transactions contemplated by the Operative Documents and related documents when the disclosure is necessary for its defense;

         (e) in connection with the enforcement of the rights and remedies of such Financing Party under the Operative Documents when the disclosure is necessary for enforcement;

         (f)      to its Subsidiaries and Affiliates; and

         (g) to the extent that such information was or becomes generally available to the public other than as a result of disclosure by such Financing Party.

Notwithstanding the foregoing in this Section 9.18, (i) the Lessee authorizes each Financing Party to disclose to any participant, assignee, prospective participant, prospective assignee or such Financing Party's investment banking affiliates, such financial and other information in such Financing Party's possession concerning Lessee or any of its Subsidiaries that has been delivered to such Financing Party; provided, that such participant, assignee, prospective participant, prospective assignee or such Financing Party's investment banking affiliates, as the case may be, agrees to keep such information confidential to the same extent required of such Financing Party hereunder and (ii) the CP Lender and the Administrator may disclose:

                  (A) to the CP Lender's commercial paper dealers or placement agents and to investors and prospective investors in such commercial paper, information concerning the Overall Transaction, as required by the CP Lender's agreements with such dealers or placement agents;

                  (B) to Moody's, S&P and Duff & Phelps Credit Rating Co. (or any successor that maintains a rating of the CP Lender's commercial paper), any information, in connection with such rating agency's review and maintenance of its rating of such commercial paper; and

                  (C) to any entity that issues a financial guaranty insurance policy or other credit enhancement facility for the account of the CP Lender or any provider of corporate management services to the CP Lender, and the CP Lender's certified public accountants, any information, in connection with the provision and administration of credit facilities or corporate management services or accounting services, as applicable, to or on behalf of the CP Lender; provided, that each such Person agrees to be bound by the provisions of this
         Section 9.18.

         9.19     NON-PETITION.

         Each of the parties hereto other than the CP Lender hereby agrees that it shall not institute against, or join or assist any other Person in instituting against, any CP Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any federal or state bankruptcy or similar law, or any other action that would constitute an Insolvency Event (as defined in the LAPA) of the CP Lender, for one year and a day after the latest maturing commercial paper note issued by that CP Lender is paid. This Section shall survive the termination of this Participation Agreement and the replacement of any of the parties referred to herein.

         9.20     LIMITED RECOURSE.

         Notwithstanding any provisions contained in this Participation Agreement to the contrary, the CP Lender shall not, and shall not be obligated to, pay any amount pursuant to this Agreement unless (i) the CP Lender has received funds which may be used to make such payment and which funds are not required to repay any of the Commercial Paper Notes issued by the CP Lender when due and (ii) after giving effect to such payment, either (x) there is sufficient liquidity availability (determined in accordance with the program documents governing such CP Lender's securitization program) under all of the CP Lender's liquidity facilities to pay the face amount of all such outstanding Commercial Paper Notes when due or (y) all such Commercial Paper Notes are paid in full. Prior to the commencement of any Insolvency Proceeding by or against the CP Lender, any amount which the CP Lender does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in Section 101 of the Bankruptcy Code) against or corporate obligation of such CP Lender for any such insufficiency unless and until such payment may be made in accordance with clauses (i) and (ii) above.

         9.21     BENEFIT OF THE PARTIES.

         Nothing in this Participation Agreement, whether express or implied, shall be construed to give any Person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Participation Agreement.

         9.22     DELIVERIES TO PARTICIPANTS.

         Lessee may fulfill its obligations hereunder and under each of the other Operative Documents to provide any item (other than any notices) to any Participant by providing sufficient copies of such item directly to Administrative Agent, along with the costs of postage, with instructions to Administrative Agent to deliver such item to such Participant.

         9.23     ROLE OF BANK OF AMERICA.

         Each party hereto acknowledges that Bank of America, is acting as Administrator hereunder and under the other Operative Documents and as Administrator under the LAPA, and that it is also a Facility Lender and that one of its Affiliates is a Certificate Holder. Bank of America, and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Trust Company, First Security Trust, Lessee and their respective Affiliates as though Bank of America, was not Administrator or Liquidity Agent hereunder and under the other Operative Documents and without notice to or consent of any Participant or any other party hereto or to the other Operative Documents. Each party hereto acknowledges that, pursuant to such activities, Bank of America and its Affiliates may receive information regarding Lessee, the Trust Company, First Security Trust or their respective Affiliates (including information that may be subject to confidentiality obligations in favor of Lessee, the Bank, First Security Trust or their respective Affiliates) and acknowledges that such Persons shall be under no obligation to provide such information to them. With respect to any Loans or Certificate Amounts made available or renewed by it and any Note or Certificate issued to it or its Affiliates, Bank of America, shall have the same rights and powers hereunder and under the other Operative Documents as any Participant and may exercise the same as though it were not Administrator or the Liquidity Agent.

SECTION 10 FEES.

         10.1     FACILITY FEE.

         A fee rounded up to the nearest thousand dollars (the "Facility Fee") equal to the product of (x) the applicable percentage for the Facility Fee determined in accordance with the definition of Applicable Percentage, (y) the aggregate Commitments (as such term is defined in the LAPA) of the Liquidity Banks under the LAPA less the amounts set forth in clauses (iii), (iv) and (v) of the definition of Available Commitment set forth in the LAPA, and (z) the number of days in the applicable period divided by 360, shall be payable by the Lessee to the Administrative Agent in arrears on each Payment Date for distribution ratably to the Liquidity Banks based on the respective Commitments of such Liquidity Banks.

         10.2     UPFRONT FEE.

         On the Closing Date, the Lessee shall pay as Supplemental Rent a fee (the "Upfront Fee") in an amount equal to the product of (a) 0.175% multiplied by (b) the Facility Amount to the Administrative Agent for ratable distribution among the Certificate Holders and Facility Lenders based on their respective commitments.

         10.3     OTHER FEES.

         The Lessee hereby agrees to pay as Supplemental Rent (i) the Program Fee, the Dealer Fee and the Non-Use Fee directly to the CP Lender, in accordance with the terms of the Conduit Fee Letter and (ii) the Arrangement Fee directly to the Arranger in accordance with the terms of the Arrangement Fee Letter.

            [The remainder of this page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first above written.

                                    STEELCASE INC., as Lessee

                                    By:    /s/ Alwyn Rougier-Chapman
                                       -----------------------------------------
                                    Name:  Alwyn Rougier-Chapman
                                    Title: Sr. VP - Finance and CFO

                                    BANK OF AMERICA, NATIONAL
                                    ASSOCIATION, as Administrator and as
                                    a Facility Lender

                                    By:    /s/ Robert Mauriello
                                       -----------------------------------------
                                    Name:  Robert Mauriello
                                    Title: Vice President

                                    BANC OF AMERICA LEASING & CAPITAL,
                                    LLC, as Arranger and as a Certificate Holder

                                    By:    /s/ Herbert T. Thurau
                                       -----------------------------------------
                                    Name:  Herbert T. Thurau
                                    Title: Senior Vice President

                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity except as otherwise expressly provided herein, but solely as Certificate Trustee under Steelcase Trust No. 2000-1

                                    By:    /s/ Val T. Orton
                                       -----------------------------------------
                                    Name:  Val T. Orton
                                    Title: Vice President

                                    FIRST SECURITY TRUST COMPANY OF NEVADA,
                                    not in its individual capacity except as expressly provided herein, but solely as Administrative Agent

                                    By:    /s/ Val T. Orton
                                       -----------------------------------------
                                    Name:  Val T. Orton
                                    Title: Trust Officer

                                    HATTERAS FUNDING CORPORATION, as CP Lender

                                    By:    /s/ Chris T. Burt
                                        ----------------------------------------
                                    Name: Chris T. Burt
                                    Title: Vice President

                                    OLD KENT BANK,
                                    as Facility Lender

                                    By:    /s/ Seth W. Watson III
                                       -----------------------------------------
                                    Name:  Seth W. Watson III
                                    Title: Vice President

                                    THE NORTHERN TRUST COMPANY,
                                    as Facility Lender

                                    By:    /s/ Roger McDougal
                                       -----------------------------------------
                                    Name:  Roger McDougal
                                    Title: Officer

                                    THE BANK OF NOVA SCOTIA,
                                    as Facility Lender

                                    By:    /s/ F.C.H. Ashby
                                       -----------------------------------------
                                    Name:  F.C.H. Ashby
                                    Title: Senior Manager Loan Operations

                                    SCOTIABANC INC., as a Certificate Holder

                                    By:    /s/ W.J. Brown
                                       -----------------------------------------
                                    Name:  W. J. Brown
                                    Title: Managing Director

                                   SCHEDULE I

                        Certificate Holders' Commitments

          Certificate Holder                       Commitment       Commitment Percentage
          ------------------                       ----------       ---------------------
Banc of America Leasing & Capital, LLC           $   927,479.82           1.7836150%

Scotiabanc Inc.                                  $   927,479.82           1.7836150%

TOTAL                                            $ 1,854,959.64            3.567230%

                                   SCHEDULE II

                              Lenders' Commitments

      Facility Lender                        Commitment           Commitment Percentage
      ---------------                        ----------           ---------------------
Bank of America, N.A.                     $ 10,029,008.07               19.286554%

The Bank of Nova Scotia                   $ 10,029,008.07               19.286554%

The Northern Trust Company                $ 10,029,008.07               19.286554%

Old Kent Bank                             $ 20,058,016.15               38.573108%

CP Lender

Hatteras Funding Corporation              $ 50,145,040.36               96.432770%

                                  SCHEDULE III

         Notice Information, Payment Offices, Applicable Lending Offices

                       (If different from Payment Offices)

Lessee:                                  Payment Office:
------                                   --------------

Steelcase Inc.                           The Northern Trust Company
901 44th Street S.E.                     50 S. LaSalle
Grand Rapids, MI 49508                   Chicago, IL 60675
Attn: Treasurer                          ABA #:        071-000-152
Telephone: (616) 247-5300                Account #:    68349
Telecopy:  (616) 247-5053                Account Name: Steelcase Inc.
                                         Text: Attention Dan White

Certificate Trustee:                     Payment Office:
-------------------                      --------------

First Security Bank, National            First Security Bank, NA
Association                              Corporate Trust Services
79 South Main St., 3rd Floor             79 South Main St., 3rd Floor
Salt Lake City, UT 84111                 Salt Lake City, UT 84111
Attn:      Val T. Orton                  Attn:      DeAnn Madsen
           Corporate Trust Counsel                  Assistant Trust Officer
Telephone: (801) 246-5300                Telephone: (801) 246-5809
Facsimile: (801) 246-5053                Facsimile: (801) 246-5053
                                         ABA#:      124000012
                                         Account:   0510922115
                                         Account Name: Corporate Trust
                                         Reference: Steelcase Trust No. 2000-1

Administrative Agent:                    Payment Office:
--------------------                     --------------

First Security Trust Company of Nevada   First Security Trust Company of Nevada
79 South Main St., 3rd Floor             Corporate Trust Services
Salt Lake City, UT 84111                 79 South Main St., 3rd Floor
Attn:      Val T. Orton                  Salt Lake City, UT 84111
Telephone: (801) 246-5300                Attn:      DeAnn Madsen
Facsimile: (801) 246-5053                           Assistant Trust Officer
                                         Telephone: (801) 246-5809
                                         Facsimile: (801) 246-5053
                                         ABA#:      124000012
                                         Account:   0510922115
                                         Account Name: Corporate Trust
                                         Reference: Steelcase Trust No. 2000-1

CP Lender:                               Payment Office:
---------                                --------------

Hatteras Funding Corporation             Hatteras Funding Corporation
114 West 47th St., Suite 1715            U.S. Bank Trust, N.A.
New York, NY 10036                       100 Wall St., Suite 1600
Attn:      Andrew L. Stidd               New York, NY 10005
Telephone: (212) 302-5151                Attn:      R. Radich
Facsimile: (212) 302-8767                Telephone: (212) 361-2524
                                         Facsimile: (212) 509-3384
                                         ABA#:      091-000-022
                                         Account:   1731-0185-1827
                                         Account Name: Hatteras Funding
                                          Corporation
                                         Account: Accutrust, 770-864-71
                                         Reference: Steelcase Trust
                                         No. 2000-1 Attn: R. Callendar/R. Radich

                                         Applicable Lending Office:
                                         -------------------------

                                         Hatteras Funding Corporation
                                         114 West 47th St., Suite 1715
                                         New York, NY 10036
                                         Attn:      Andrew L. Stidd
                                         Telephone: (212) 302-5151
                                         Facsimile: (212) 302-8767
                                         ABA#:      091-000-022
                                         Account:   1731-0185-1827
                                         Account Name: Hatteras Funding
                                          Corporation
                                         Account: Accutrust, 770-864-71
                                         Reference: Steelcase Trust No. 2000-1
                                         Attn: R. Callendar/R. Radich

Participant:                             Payment Office:
-----------                              --------------

Banc of America Leasing & Capital, LLC   Banc of America Leasing & Capital, LLC
555 California Street, 4th Floor         555 California Street, 4th Floor
San Francisco, CA 94104                  San Francisco, CA 94104
Attn:      CA5-705-04-01                 Attn:    CA5-705-04-01

Telephone: (415) 765-7390                Telephone: (415) 765-7390
Facsimile: (415) 765-7373                Facsimile: (415) 765-7373
                                         ABA#:      121000358
                                         BALLC Acct# 0656857503
                                         Reference: Steelcase Trust No. 2000-1

Participant:                             Payment Office:
-----------                              --------------

Bank of America, NA                      Bank of America, NA
100 North Tryon Street, 17th Floor       100 N. Tryon Street, 17th Floor
Charlotte, NC  28255-0001                Charlotte, NC  28255-0001
Attn:      Robert Mauriello              Attn:      Michael D'Amico
Telephone: (704) 386-9134                Telephone: (704) 386-3781
Facsimile: (704) 388-0960                Facsimile: (704) 409-0066
                                         ABA#:      053000196
                                         Account:   1366212250600
                                         Account Name: Credit Services
                                         Ref: Steelcase Inc.

Participant:                             Payment Office:
-----------                              --------------

The Bank of Nova Scotia                  The Bank of Nova Scotia, New York
600 Peachtree St. N.E., Suite 2700       Agency
Atlanta, GA  30308                       600 Peachtree St. N.E., Suite 2700
Attn: Allyson Mohan                      Atlanta, GA 30308
Telephone: (404) 877-1549                Attn:      Allyson Mohan
Facsimile: (404) 888-8998                Telephone: (404) 877-1549
                                         Facsimile: (404) 888-8998
                                         ABA #: 026002532
                                         Account: 0606634
                                         Attn:  Chicago Team     Ref:  Steelcase


Participant:                             Payment Office:
-----------                              --------------

Scotiabanc Inc.                          Scotiabanc Inc.
600 Peachtree St. N.E., Suite 2700       600 Peachtree St. N.E., Suite 2700
Atlanta, GA 30308                        Atlanta, GA 30308
Attn:      Donna Gardner                 Attn:      Donna Gardner
Telephone: (404) 877-1559                Telephone: (404) 877-1559
Facsimile: (404) 888-8998                Facsimile: (404) 888-8998
                                         ABA #: 026002532
                                         Account: 0735639
                                         Ref: Steelcase

Participant:                             Payment Office:
-----------                              --------------

The Northern Trust Company               The Northern Trust Company
50 S. LaSalle                            50 S. LaSalle
Chicago, IL  60675                       Chicago, IL  60675
Attn: Roger McDougal                     Attn:      Melinda Subido
Telephone: (312) 444-4196                Telephone: (312) 557-9748
Facsimile: (312) 630-6062                Facsimile: (312) 630-1566
                                         ABA #: 071000152
                                         Account: 5186401000
                                         Account Name: Commercial Loan Dept.
                                         Ref: Steelcase Inc.

Participant:                             Payment Office:
-----------                              --------------

Old Kent Bank                            Old Kent Bank
111 Lyon Street NW                       111 Lyon Street NW
Grand Rapids, MI 49503                   Grand Rapids, MI 49503
Attn: Seth W. Watson                     Attn:      Seth W. Watson
Telephone: (616) 771-5443                Telephone: (616) 771-5443
Facsimile: (616) 771-4641                Facsimile: (616) 771-4641
                                         ABA #:     072400052
                                         Account:   21521-180001
                                         Account Name: Steelcase Inc.

                                   Schedule IV

                                    Aircraft

1. One 1996 Dassault Aviation Falcon 2000 aircraft bearing manufacturer's serial number 24 and U.S. Registration No. N376SC with two (2) CFE Model 738-1-1B engines installed thereon, bearing manufacturer's serial numbers P105163 and P105160 respectively.

2.       One new Dassault Aviation Falcon 900 EX Aircraft.

                                 Schedule 3.2(c)
                                    (Filings)

1. UCC-1 Uniform Commercial Code financing statements with the Lessee, as Debtor, and the Administrative Agent, as Secured Party, filed with the Secretary of State of Michigan.

2. A copy of the Trust Agreement, the Lease, each applicable Lease Supplement, the Security Agreement and each applicable Security Agreement Supplement, filed with the FAA in Oklahoma City, Oklahoma.

                                                                       EXHIBIT A
                                                                              TO
                                                         PARTICIPATION AGREEMENT

                                    [FORM OF]
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT
                                    (Lender)

         THIS ASSIGNMENT AND ACCEPTANCE dated as of _______ (as amended, modified, supplemented, restated and/or replaced from time to time, the "Assignment and Acceptance") is between [________________] (the "Assignor") and [LENDER] (the "Assignee").

         Reference is made to that certain Loan Agreement (Steelcase Trust No. 2000-1), dated as of May 26, 2000 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement"), between FIRST SECURITY BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as the Certificate Trustee, FIRST SECURITY TRUST COMPANY OF NEVADA, as Administrative Agent, certain other parties thereto and Assignor. Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in or pursuant to the Loan Agreement.

         The Assignor and the Assignee agree as follows:

         1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), a [___%] interest in and to the Assignor's rights and obligations under the Loan Agreement, its Notes, if any, and the Operative Documents, in each case, solely as a [FACILITY] [CP] Lender (the "Assigned Interest").

         2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Operative Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement, any other Operative Document or any other instrument or document furnished pursuant thereto, other than that (i) its Commitment Percentage, Loan Commitment and Facility Loans immediately prior to the execution and delivery by it of this Assignment and Acceptance on the Effective Date are as shown on Schedule 1 hereto, (ii) it is the legal and beneficial owners of the interests being assigned hereunder and
(iii) it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim;
(b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Certificate Trustee, Lessee or any other obligor or the performance or observance by such parties, or any other obligor of any of their respective obligations under the Loan Agreement or any other Operative Document or any other instrument or document furnished pursuant hereto or thereto; and (c) requests that upon any further request from Assignor or Assignee, as the case may be, the Certificate Trustee issue a new [FACILITY] [CP] Note, [IF ANY,] payable to the Assignee and a new [FACILITY] [CP] Note[, if any,] payable to the

Assignor in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

         3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance and that it has the requisite power and authority to accept the assignment being made hereby; (b) confirms that it has received copies of the Operative Documents requested by it, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, the other Operative Documents or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf as [FACILITY] [CP] Lender and to exercise such powers and discretion under the Loan Agreement, the other Operative Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Loan Agreement and the other Operative Documents to which Assignee is a party as [FACILITY] [CP] Lender and will perform in accordance herewith all the obligations which by the terms of the Loan Agreement and the other Operative Documents to which Assignee is a party are required to be performed by it as a [FACILITY] [CP] Lender including without limitation, if it is organized under the laws of a jurisdiction outside the U.S., its obligation pursuant to Section 7.3 of the Participation Agreement.

         4. The effective date of this Assignment and Acceptance shall be __________ (the "Effective Date").

         5. From and after the Effective Date, the Administrative Agent shall make, or cause to be made, all payments in respect of the Assigned Interest (including without limitation payments of required repayments of the principal interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Effective Date or accrue subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

         6. From and after the Effective Date, (a) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a [FACILITY] [CP] Lender thereunder and under the other Operative Documents and shall be bound by the provisions thereof as a [FACILITY] [CP] Lender and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement and the other Operative Documents as a [FACILITY] [CP] Lender.

         7. This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be an original but all of which, taken together, shall constitute one and the same instrument.

         8. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED, INTERPRETED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers.

                                    [ASSIGNOR]

                                    By: ____________________________________
                                    Name:___________________________________
                                    Title: _________________________________

                                    [LENDER]

                                    By: ____________________________________
                                    Name: __________________________________
                                    Title: _________________________________

                                    Notwithstanding any provision in any
                                    Operative Document to the contrary, the
                                    undersigned hereby consent to the foregoing:

                                    FIRST SECURITY BANK, NATIONAL ASSOCIATION, not individually, but solely as the Certificate Trustee under Steelcase Trust No. 2000-1

                                    By: ____________________________________
                                    Name: __________________________________
                                    Title: _________________________________

                                    FIRST SECURITY TRUST COMPANY OF NEVADA, as the Administrative Agent

                                    By: ____________________________________
                                    Name: __________________________________
                                    Title: _________________________________

                                    STEELCASE INC.

                                    By: ____________________________________
                                    Name: __________________________________
                                    Title: _________________________________

                                    BANK OF AMERICA, NATIONAL ASSOCIATION, as
                                    Administrator

                                    By: ____________________________________
                                    Name: __________________________________
                                    Title: _________________________________

                                   SCHEDULE I
                          TO ASSIGNMENT AND ACCEPTANCE

Name of Assignor:  [ASSIGNOR]

Name of Assignee:  [LENDER]

Effective Date of Assignment:_________________________

Existing [FACILITY][CP]      Existing Commitment           Existing Loan
         Loans                    Percentage                Commitment
$___________                 ______________%             $_____________

                             Commitment Percentage
                            Assigned and Assignee's
Aggregate [FACILITY][CP]     Resulting Commitment
    Loans Assigned                 Percentage          Loan Commitment Assigned
    $____________                  __________%              $_____________

     [ASSIGNOR]

     By: ________________________________
     Name: ______________________________
     Title: _____________________________

     [LENDER]

     By: ________________________________

     Name: ______________________________
     Title: _____________________________

                                   SCHEDULE II
                     TO ASSIGNMENT AND ACCEPTANCE AGREEMENT
                                    [FORM OF]
                                INVESTOR'S LETTER

                                     [Date]

[Name and address of Certificate Trustee]
[Name and address of Administrative Agent]
[Name and address of Lessee]
[Name and address of transferring Lender]

Ladies and Gentlemen:

         Unless the context otherwise requires, capitalized terms used in this letter and not otherwise defined herein shall have the meanings assigned thereto in that certain Participation Agreement dated as of May 26, 2000 among Steelcase Inc., as Lessee, First Security Bank, National Association, not in its individual capacity except as expressly stated therein, but solely as Certificate Trustee, First Security Trust Company of Nevada, as Administrative Agent, the persons named on Schedule I thereto as Certificate Holders, Hatteras Funding Corporation, as CP Lender, the persons named on Schedule II thereto as Facility Lenders and Bank of America, National Association, as Administrator (as so amended and as such may be further amended, modified, restated and/or replaced from time to time, the "Participation Agreement").

         The undersigned has agreed to purchase, effective as of ____________, ____ (the "Effective Date"), the [___%] interest of ___________________ as a
[FACILITY] [CP] Lender under the Loan Agreement and the other Operative Documents (the "Assigned Interest"), and desires that (a) Certificate Trustee execute and deliver new [FACILITY] [CP] Notes, [IF ANY,] evidencing the [FACILITY] [CP] Loans, [IF ANY,] of the undersigned and the revised [FACILITY] [CP] Loans of ___________________, and (b) Certificate Trustee deliver to the undersigned and to each Participant a new Schedule II to the Participation Agreement evidencing the aggregate Commitment of the Lenders, the Commitment of the undersigned and the revised Commitment of ___________________.

         The undersigned hereby represents, warrants and agrees as of the date hereof to the addressees hereof as follows:

                  (a) the undersigned confirms that it has the requisite power and authority to accept the transfer of the Assigned Interest and that it has received a copy of the Participation Agreement and the other Operative Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to execute and deliver this letter;

                  (b) the undersigned will not transfer the Assigned Interest except in accordance with Section 6.3 and 6.4 of the Participation Agreement and unless the proposed transferee makes the representations and covenants contained in this letter;

                  (c) the undersigned hereby confirms the accuracy of the representations and warranties set forth in Section 3.3 of the Participation Agreement with respect to the undersigned (other than as such representation or warranty relates to the execution and delivery of the Operative Documents) and that it is a [insert manner in which Assignee satisfies Section 6.3 of Participation Agreement]; and

                  (d) the undersigned agrees that it will, independently and without reliance upon Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Operative Documents.

                  (e) the undersigned confirms that it will not assign or transfer any interests in its Notes except in compliance with Section 6.3(a).

                  (f) the undersigned's notice information address and payment office for purposes of Schedule III to the Participation Agreement are set forth on Annex 1 hereto.

         The undersigned agrees to be bound by the terms of the Loan Agreement and the Participation Agreement as a [FACILITY] [CP] Lender.

         [To the extent legally entitled to do so, the undersigned attaches the forms described in Section 7.3 of the Participation Agreement.(1)]

         The undersigned understands that the Assigned Interest has not been and will not be registered or qualified under the Securities Act, or under any state securities or "blue sky" laws, and that no Person has an obligation to effect such registration or otherwise assist in the Assigned disposition of the Assigned Interest.

         The transfer of the Assigned Interest shall be effective as of the Effective Date, provided that this letter has been acknowledged by the transferring [FACILITY] [CP] Lender and, if required by the Participation Agreement, consented to by Lessee.

                                         Very truly yours,

                                         ___________________________________

                                         By:________________________________
                                         Name:______________________________
                                         Title:_____________________________

---------------------
(1) If the transferee investor is organized under the laws of a jurisdiction outside the United States.

     Acknowledged:

     [Transferring Lender]

     By:_________________________________
     Name:_______________________________
     Title:______________________________

     [Lessee agrees to the foregoing transfer.(2)]

     STEELCASE INC.

     By:_________________________________
     Name:_______________________________
     Title:______________________________

-------------------
(2) If Lessee approval is required by Section 6.3 of the Participation
Agreement.

                                   Annex 1 to
                                Investor's Letter

       Notice Address                                    Payment Address

____________________________                      ______________________________

____________________________                      ______________________________

____________________________                      ______________________________